SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2009 (October 30, 2009)

GC China Turbine Corp.
(Exact name of registrant as specified in Charter)

NEVADA	333-141641	98-0536305

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 86, Nanhu Avenue, East Lake Development Zone,
Wuhan, Hubei Province 430223
People’s Republic of China
(Address of Principal Executive Offices)

+8627-8798-5051
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “GC China Turbine” the “Company” or the “Registrant” refer to GC China Turbine Corp., a Nevada corporation.

Item 1.01	Entry into a Material Definitive Agreement

On  October 30, 2009 (the “Closing Date”), GC China Turbine Corp. (formerly known as “Nordic Turbines, Inc.”), a Nevada corporation (“GC China Turbine” or “Company”), closed a voluntary share exchange transaction with a wind turbines manufacturer based in China pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Luckcharm Holdings Limited (“Luckcharm”), a company incorporated in Hong Kong Special Administrative Region, Golden Wind Holdings Limited (“BVI”), a company incorporated in the British Virgin Islands and owner of 100% of the issued and outstanding equity interest of Luckcharm, and Wuhan Guoce Nordic New Energy Co., Ltd. (“GC Nordic”), a company organized in the People’s Republic of China (the “PRC” or “China”) and wholly-owned subsidiary of Luckcharm.  Throughout this Form 8-K, GC China Turbine, Luckcharm and GC Nordic are sometimes collectively referred to as “GC China Turbine Group.”

Prior to the voluntary share exchange under the Exchange Agreement (“Exchange Transaction”), we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  As a result of the Exchange Transaction, the BVI became our controlling shareholder, Luckcharm became our wholly-owned subsidiary, and the Company acquired the business and operations of GC China Turbine Group.

The following is a brief description of the terms and contingent conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Company. A copy of the Exchange Agreement is filed herewith as Exhibit 2.1.

Issuance of Common Stock. At the closing of the Exchange Transaction on the Closing Date, the Company issued 32,383,808 shares of its common stock to the BVI in exchange for 100% of the issued and outstanding capital stock of Luckcharm and US$ 10,000,000 in previously issued convertible promissory notes were converted into 12,500,000 shares of the Company’s common stock. Immediately prior to the Exchange Transaction, the Company had 7,686,207 shares of common stock issued and outstanding.  Immediately after the Exchange Transaction and notes conversion (and taking into account 40,500,000 shares of common stock surrendered by former Company officers and directors for cancellation on September 11, 2009 and 1,298,793 additional shares of common stock surrendered for cancellation on October 1, 2009), the Company had 58,970,015 shares of common stock issued and outstanding.

Change in Management. As a condition to closing the Exchange Agreement and as more fully described in Item 5.02 below, Mr. John J. Lennon has resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and director on the Closing Date, and Mr. Marcus Laun remains as a director.  Effective as of September 4, 2009, Mr. Hou Tie Xin, Ms. Qi Na and Mr. Xu Jia Rong were appointed to the Company’s board of directors.  Mr. Hou was appointed as Chairman of the board of directors. Effective on the Closing of the Exchange Transaction, Qi Na was appointed as Chief Executive Officer; Zhao Ying was appointed as Chief Financial Officer; Tomas Lyrner was appointed as Chief Technology Officer; and Chris Walker Wadsworth was appointed to the Company’s board of directors.

Additional Financing.  The consummation of the Exchange Transaction was also contingent on: (a) US$ 8,000,000 being subscribed for, and funded into escrow, by certain accredited and institutional investors (“Investors”) for the purchase of 6,400,000 shares of the Company’s Common Stock (the “Equity Financing”); and (b) the closing of a debt financing transaction with Clarus Capital Ltd. for the aggregate amount of US$ 1,000,000, which shall be convertible into Company’s Common Stock at US$ 2.00 per share and have a 2 year repayment (the “Debt Financing”). Both the Equity Financing and the Debt Financing are described more fully in Item 2.01 below.  The Equity Financing shall close concurrently with the closing of the Exchange Transaction and the Debt Financing shall close upon the effective date of delivery of 20 wind turbine systems by GC Nordic to its customers (the “Effective Delivery Date”), under the terms and conditions approved by the Company’s board of directors.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Exchange Transaction

On October 30, 2009, GC China Turbine acquired Luckcharm and its business operations as a result of the Exchange Transaction. Reference is made to Item 1.01, which is incorporated herein, which summarizes the terms of the Exchange Transaction.

From and after the Closing Date, our primary operations consist of the business and operations of GC China Turbine Group, which are conducted in the PRC. Therefore, we disclose information about the business, financial condition, and management of GC China Turbine Group in this Form 8-K.

Effective as of September 4, 2009, Hou Tie Xin, Qi Na and Xu Jia Rong were appointed to the Company’s board of directors.  Mr. Hou was appointed as Chairman of the board of directors.  Effective as of the Closing Date, Mr. John J. Lennon resigned as Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and director, and Qi Na was appointed as Chief Executive Officer, Zhao Ying was appointed as Chief Financial Officer, Tomas Lyrner was appointed as Chief Technology Officer, and Chris Walker Wadsworth was appointed as a member of the board of directors.  The following persons consist of the Company’s new executive officers and directors:

Name	Position
Hou Tie Xin	Chairman of the Board
Qi Na	Chief Executive Officer, Director
Zhao Ying	Chief Financial Officer
Tomas Lyrner	Chief Technology Officer
Xu Jia Rong	Director
Chris Walker Wadsworth	Director

The Company previously filed and mailed the Information Statement required under Rule 14(f)-1 to its shareholders on August 25, 2009, and the 10-day period as required under Rule 14(f)-1 expired on September 4, 2009.  Additional information regarding the above-mentioned directors and/or executive officers is set forth below under the section titled “Management”.

The Financing Transactions

Equity Financing

Between October 5, 2009 and October 30, 2009, the Company entered into Securities Purchase Agreements with the Investors, pursuant to which the Investors agreed to purchase up to 6,400,000 shares of common stock of the Company, at a purchase price of US$ 1.25 per share for an aggregate offering price of US $8,000,000. Additionally, the Company issued warrants to each Investor in an amount equal to 10% of the number of shares that such Investor purchased, with each warrant having an exercise price of US$ 1.00 per share and being exercisable at any time within 3 years from the date of issuance (the “Warrants”).

In connection with the Securities Purchase Agreements, BVI entered into a make good escrow agreement whereby BVI pledged 640,000 shares of common stock of the Company to the Investors in order to secure the Company’s make good obligations. In the make good escrow agreement, the Company established a minimum after tax net income threshold of $12,500,000 for the fiscal year ending December 31, 2010. If the minimum after tax net income threshold for the fiscal year 2010 is not achieved, then the Investors will be entitled to receive additional shares of the Company’s common stock held by BVI based upon a pre-defined formula agreed to between the Investors and BVI. BVI deposited a total of 640,000 shares of common stock of the Company, into escrow with the escrow agent under the make good escrow agreement.

Additionally, if the minimum after tax net income threshold for the fiscal year 2010 is not achieved, then the Investors will be entitled to have the exercise price of the Warrants adjusted lower based upon a pre-defined formula agreed to between the Investors and the Company.

The private placement was conducted by the Company and certain placement agents.  In certain cases where investors were introduced to the Company, the Company paid a 7% cash fee for the aggregate amount of $630,000 to the respective placement agent and issued a warrant to purchase an amount equal to 5% of the shares sold through such placement agent. The 7% cash fee is based on the gross proceeds received by the Company from the investors introduced by the respective placement agent.  An aggregate of 560,000 warrants have been reserved for such issuances and each such warrant has an exercise price of US$ 1.00 per share and can be exercised at any time within 3 years from the date of issuance.

Debt Financing

On October 30, 2009, the Company entered into a Note Purchase Agreement with Clarus Capital Ltd. ("Clarus") whereby Clarus agreed to loan US $1,000,000 to the Company upon the Effective Delivery Date.  The loan will be in the form of a convertible promissory note which shall bear interest at a rate of 1% per month (the "Note"), and have a maturity date of 2 years from the date of issuance of the Note. Additionally, the principal and accrued interest underlying the Note (the "Debt") may be converted by Clarus at US$ 2.00 per share into shares of common stock of the Company at any time prior to the maturity date. Six months from the Effective Delivery Date, the Company may at its option, convert the Debt at US$ 2.00 per share into shares of its common stock anytime thereafter.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Form 8-K are to the consolidated business of GC China Turbine Group, except that references to “our common stock”, “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

We are a leading manufacturer of state-of-the-art 2-bladed wind turbines located in Wuhan City of Hubei Province, China.  The Company sought to license and develop a groundbreaking technology in the wind energy space that would have a high likelihood of meeting rigorous requirements for low-cost and high reliability. We identified a 2-bladed wind turbine technology that was developed through a 10 year research project costing over US$ 75 million. While the 2-blade technology is less commonly used in the market, the development project that created our technology has been operating for 10 years with 97% availability (for generation).  Further, the 2-blade technology has the benefits of lower manufacturing cost, lower installation cost and lower operational costs. Therefore, the product is uniquely positioned to fulfill the Company’s mission. Our launch product is a 1.0 megawatt (“MW”) utility scale turbine with designs for a 2.3MW and 3.0MW utility scale turbine in development.  The Company’s initial efforts have been rewarded with contracts of approximately US$ 128 million, including 3 contracts executed on August 30, 2007, September 1, 2008 and July 17, 2009, to be carried out in the next 1 to 2 years.

We are producing the 1.0MW 2-blade wind turbines with a focus on our chosen Chinese markets. The Company plans to penetrate the broader reaches of the Chinese market with the launch of our larger 2.3 and 3.0 MW 2-blade wind turbines.  The 3.0 MW wind turbine is targeted for offshore applications.  We have already successfully won three wind farm contracts and begun delivering turbines to fulfill some of these contracts.  We are developing a track record and brand-awareness through the execution of our first three contracts.

The Company was founded in 2006 by certain members of GC Nordic’s management team and certain shareholders who formed Guoce Science and Technology Stock Co., Ltd. (“Guoce Science and Technology”), a leading technology provider to the Chinese utilities industry. Guoce Science and Technology has a long history as a preferred provider to the utilities industry in China. It is a producer of hydraulic systems and electronic control systems that enjoy dominant market share of approximately 40% in the PRC hydro-electric generation industry. GC Nordic was founded as part of a strategy of expanding Guoce Science and Technology’s product offerings in a business that closely parallels its current business. Guoce Science and Technology is a company with great reputation in the industry with businesses covering the whole power industrial chain with productions ranging from power generation to power transmission to every sector of power utilization.  The management team of Guoce Science and Technology also forms the core management team of our Company.

Company Organization and Recent Events

Luckcharm was originally incorporated in Hong Hong on June 15, 2009 by Fernside Limited.  On June 29, 2009, Fernside Limited transferred all of the equity interest of Luckcharm to BVI. On August 1, 2009, Luckcharm entered into an agreement to acquire 100% of the equity of GC Nordic from the original nine individual shareholders (the “Founders”).  On August 5, 2009, GC Nordic received approval of this acquisition from the Bureau of Commerce of the Wuhan City, Hubei Province, PRC. Prior to the Exchange Transaction, on September 30, 2009, the Founders obtained 100% voting interests in BVI in the same proportion as their ownership interest in GC Nordic, through certain Call Option and Voting Trust Agreements with Xu Hong Bing, the sole shareholder of BVI.

GC Nordic was organized in the PRC on August 21, 2006 as a limited liability company upon the issuing of a license by the Administration for Industry and Commerce of the Wuhan City, Hubei Province, PRC with an operating period of 10 years to August 20, 2016. On August 5, 2009, all of the outstanding equity interests of GC Nordic were acquired by Luckcharm, and GC Nordic became a wholly foreign owned enterprise under PRC law. GC Nordic holds the government licenses and approvals necessary to operate the wind turbines business in China.

On May 22, 2009, GC Nordic entered into a Letter of Intent ("LOI") with GC China Turbine Corp. f.k.a. Nordic Turbines, Inc., a Nevada corporation (“Nordic Turbines”) whereby Nordic Turbines would purchase all of the issued and outstanding shares of GC Nordic from the shareholders, and the shareholders of GC Nordic would receive a 54% ownership interest in the Company.  Further on July 31, 2009, an Amended and Restated Binding Letter of Intent ("Revised LOI") was entered between Luckcharm, GC Nordic, Nordic Turbines, New Margin Growth Fund L.P. ("New Margin"), Ceyuan Ventures II, L.P. ("CV") and Ceyuan Ventures Advisors Fund II, LLC ("CV Advisors") whereby Nordic Turbines would purchase all of the issued and outstanding shares of Luckcharm from the shareholders, and the shareholders of Luckcharm would receive a 54% ownership interest in the Company. The Revised LOI further provides that (i) upon consummation of the Exchange Transaction, Nordic Turbines shall directly or indirectly own all of the outstanding capital stock of GC Nordic; (ii) the closing date for the Exchange Transaction shall be thirty days from the date GC Nordic completes an audit of its financial statements as required under U.S. securities laws; and (iii) the obligation of GC Nordic to consummate the Exchange Transaction is conditioned upon an additional financing of at least US$ 10 million into the combined entities at closing.

On May 22, 2009, GC Nordic entered into a promissory note in favor of us in the principal amount of US$ 1 million.  On July 31, 2009, Luckcharm entered into an amended and restated promissory note in favor of us in the principal amount of US$ 1 million.  The promissory note is secured by the assets of Luckcharm, accrues interest at 6% per annum calculated annually from May 31, 2009, and is due 24 months from the closing of the Exchange Transaction.  Upon closing of the agreements as described above, the promissory note, excluding any interest accrued, will be considered an inter-company loan. If the proposed transactions are not completed by December 8, 2009, and the principal, together with interest, have not been fully repaid by June 8, 2010, Nordic Turbines will have the right, at its option, to convert the promissory note to a percentage equity interest in Luckcharm, equal to 4.44% multiplied by that fraction of the principal not repaid by June 8, 2010.

On July 31, 2009, Luckcharm, GC Nordic, Nordic Turbines, New Margin, CV and CV Advisors entered into an amended and restated financing agreement (the "Financing Agreement"). The Financing Agreement provides that Nordic Turbines agreed to lend Luckcharm (i) US$ 2.5 million before July 24, 2009 and (ii) US$ 7.5 million before July 31, 2009. In order to guarantee Luckcharm’s lending obligations under the Financing Agreement, New Margin agreed to lend US$ 5 million to us and CV and CV Advisors each agreed to lend the aggregate of US$ 5 million to the Company prior to the dates indicated above. Upon the consummation of the Exchange Transaction, the US$ 10 million aggregate loan amount made to us by each of New Margin, CV and CV Advisors will be converted into shares of our common stock at a conversion price equal to US$ 0.80 per share.

On July 31, 2009, Luckcharm entered into a promissory note in favor of us in the principal amount of US$ 10 million in connection with Nordic Turbines’s loan made to Luckcharm as described above. Under the terms of the promissory note, we shall forgive the debt and cancel the promissory note so long as (i) the Exchange Transaction is completed pursuant to its terms or (ii) if the Exchange Transaction is not completed pursuant to its terms, the debt is converted pursuant to the Financing Agreement. If the Exchange Transaction is not completed and the debt is not converted pursuant to the Financing Agreement, the debt shall be due and payable within 180 days from the date of the promissory note.

Our Corporate Structure

The following diagram illustrates our corporate structure from and after the Exchange Transaction:

(1)
From and after the Exchange Transaction, the management of GC China Turbine includes: Hou Tie Xin as Chairman, Qi Na as Chief Executive Officer and director, Zhao Ying as Chief Financial Officer, Tomas Lyrner as Chief Technology Officer, and Xu Jia Rong, Marcus Laun and Chris Walker Wadsworth as members of the board of directors. As of the date of this Form 8-K, none of the management owns any shares of GC China Turbine common stock. Mr. Hou, Ms. Qi, Ms. Zhao and Mr. Xu, however, are parties to a Call Option Agreement dated September 30, 2009 pursuant to which they have the right to acquire the shares of GC China Turbine common stock issued to the BVI in connection with the Exchange Agreement, and to a Voting Trust Agreement dated September 30, 2009 pursuant to which they are voting trustees under a voting trust created to hold all such shares.

(2)	The management of Luckcharm is comprised of Xu Hong Bing as the sole director.

(3)
The management of GC Nordic includes:  Hou Tie Xin as Chairman, Qi Na as General Manager, Wu Wei as Deputy General Manager, Zhao Ying as Chief Financial Officer, and Xu Jia Rong as Deputy General Manager.

Our Industry

Wind Power

Wind power is the conversion of wind energy into more useful forms of energy, such as electricity, using wind turbines.  Humans have been using wind power for at least 5,500 years to propel sailboats and sailing ships, and architects have used wind-driven natural ventilation in buildings since similarly ancient times.

Compared to the environmental effects of traditional energy sources, the environmental effects of wind power are relatively minor. Wind power consumes no fuel, and emits no air pollution, unlike fossil fuel power sources. The energy consumed to manufacture and transport the materials used to build a wind power plant is equal to the new energy produced by the plant within a few months of operation.

The power in the wind can be extracted by allowing it to blow past moving wings that exert torque on a rotor. The amount of power transferred is directly proportional to the density of the air, the area swept out by the rotor, and the cube of the wind speed. The mass flow of air that travels through the swept area of a wind turbine varies with the wind speed and air density. Because so much power is generated by higher wind speed, much of the average power available to a windmill comes in short bursts.  As a general rule, wind generators are practical where the average wind speed is 10 mph (16 km/h or 4.5 m/s) or greater. An ideal location would have a near constant flow of non-turbulent wind throughout the year and would not suffer too many sudden powerful bursts of wind. An important turbine siting factor is access to local demand or transmission capacity. The wind blows faster at higher altitudes because of the reduced influence of drag on the surface (sea or land) and the reduced viscosity of the air.  The increase in velocity with altitude is most dramatic near the surface and is affected by topography, surface roughness, and upwind obstacles such as trees or buildings.  As the wind turbine extracts energy from the air flow, the air is slowed down, which causes it to spread out and divert around the wind turbine to some extent.  Betz' law states that a wind turbine can extract at most 59% of the energy that would otherwise flow through the turbine's cross section.  The Betz limit applies regardless of the design of the turbine.  Intermittency and the non-dispatchable nature of wind energy production can raise costs for regulation, incremental operating reserve, and (at high penetration levels) could require demand-side management or storage solutions.

Wind Turbines

A wind turbine is a rotating machine which converts the kinetic energy in wind into mechanical energy.  If the mechanical energy is used directly by machinery, such as a pump or grinding stones, the machine is usually called a windmill.  If the mechanical energy is then converted to electricity, the machine is called a wind generator, wind turbine, wind power unit (WPU), wind energy converter (WEC), or aerogenerator.

Wind turbines require locations with constantly high wind speeds.  Wind turbines are designed to exploit the wind energy that exists at a location.  Small wind turbines for lighting of isolated rural buildings were widespread in the first part of the 20th century.  The modern wind power industry began in 1979 with the serial production of wind turbines by Danish manufacturers Kuriant, Vestas, Nordtank, and Bonus.  These early turbines were small by today's standards, with capacities of 20–30 kilowatts each.  Since then, they have increased greatly in size, while wind turbine production has expanded to many countries.

Wind Industry

The wind industry is the world's fastest growing energy sector and offers an excellent opportunity to begin the transition to a global economy based on sustainable energy. A report published by The Global Wind Energy Council (“GWEC”) and Greenpeace in October 2008 references multiple studies that indicate that the long-term potential supply using existing technology could be double the current worldwide electricity demand.  Prior GWEC reports indicate that there are no technical, economic or resource barriers to supplying 12% of the world's electricity needs with wind power alone by 2020, as compared to the challenging projection of two thirds increase of electricity demand by 2020.

According to the GWEC, by the end of 2007 (2008 figures not currently available), the capacity of global wind energy installations had reached a generation capacity level of over nearly 94,000 MW, an increase of nearly 20,000 MW over 2006 figures and representing a worldwide investment of over US$ 50 billion. Europe accounts for 56,500 MW or 60% of the total installed capacity followed by the U.S. with 17.9% or 16,800 MW.  The fastest growing market is China with 145% growth or 3,304 MW added in 2007 to over 5,900 MW by the end of 2007.  Each of these markets is expected to continue to drive the worldwide growth of wind turbine installations.  The total value of installed equipment worldwide in 2007 was approximately US$ 1.8 million per MW for a turbine equipment market size of US$ 36 billion on a total investment of US$ 50 billion.

Internationally, demand for electricity has dramatically increased as our society has become more technologically driven.  Demand for “green” energy has also dramatically increased due to consumers’ desire to become environmentally conscious.  Both trends are expected to continue.  Significant new capacity for the generation of electricity will be required to meet anticipated demand.

Most of the world’s primary energy sources are still based on the consumption of non-renewable resources such as petroleum, coal, natural gas and uranium.  While still a small segment of the energy supply, renewable sources such as wind power are growing rapidly in market share.  Wind power delivers multiple environmental benefits.  It operates without emitting any greenhouse gases and has one of the lowest greenhouse gas lifecycle emissions of any power technology.  Wind power does not result in any harmful emissions, extraction of fuel, radioactive or hazardous wastes or use of water to steam or cool. Wind projects are developed over large areas, but their carbon footprint is light.  Farmers, ranchers and most other land owners can continue their usual activities after wind turbines are installed on their property.

According to the U.S. Department of Energy, Energy Information Administration’s publication “Renewable Resources in the U.S. Electricity Supply,” wind power generation was and is projected to increase eight-fold between 1990 and 2010, a rate of 10.4% per year.  Annual growth in the wind power industry for the past 10 years has exceeded 28% per year according to the GWEC.  Although wind power produces under 1% of electricity worldwide according to the GWEC’s Global Wind 2007 Report, it is a leading renewable energy source and accounts for 19% of electricity production in Denmark (according to the U.S. Department of Energy’s Energy Facts web page), 10% in Spain and 7% in Germany (according to the GWEC’s Europe region web page).

Chinese Wind Industry

Wind-power generation is a mature technology that is embraced in China due to its relatively low cost (compared to other renewable energy sources such as solar power) and abundance of wind resources.  Satisfying rocketing electricity demand and reducing air pollution are also main driving forces behind the development of wind energy in China.  Given the country’s substantial coal resources and still relatively low cost of coal-fired generation, cost reduction of wind power is an equally crucial issue.  This is being addressed through the development of large scale projects and boosting local manufacturing of turbines.  The Chinese government believes that the localization of wind turbine manufacturing brings benefits to the local economy and helps keep costs down.  Moreover, since most good wind sites are located in remote and poorer rural areas, wind farm construction benefits the local economy through the annual income tax paid to county government, local economic development, grid extension for rural electrification as well as employment in wind farm construction and maintenance.

Current Chinese government guideline mandates that 30,000 MW of wind power be installed by 2020. The Brussels-based GWEC reported that in 2008, China added more than 6,000 MW of wind-power generation capacity, bringing China’s total installed wind-power generating capacity to over 12,000MW. Moreover, the Chinese government has mandated that 70% of wind components be sourced domestically by 2010.  The wind manufacturing industry in China is booming.  In the past, imported wind turbines dominated the market, but this is changing rapidly as the growing market and clear policy direction have encouraged domestic production.  At the end of 2007, there were 40 Chinese manufacturers involved in wind energy, accounting for about 56% of the equipment installed during the year, an increase of 21% over 2006.  This percentage is expected to increase substantially in the future.  Total domestic manufacturing capacity is now about 8,000 MW, and expected to reach about 12 GW by 2010.

Wind energy resources are widely distributed in China, with rich resources broken into the southeast coastal areas, the three northern regions (northeast, north, and northwest) and inland regions including but not limited to Hunan, Hubei, Jiangxi, Shanxi, Henan, Chongqing, and Yunnan.

Presently, the thriving locations for the development of wind farms are the three northern regions.  However, inland regions where wind resources are abundantly distributed are at an early development stage, and thus the market potential is large.  Further, some provinces in the inland regions have planned or promulgated preferential policies for the development of wind power, and thus the inland wind power industry may also become the new thriving points for China‘s wind power development.

Abundant wind energy resource areas along the southeast coast and its coastal areas mainly include Shandong, Jiangsu, Shanghai, Zhejiang, Fujian, Guangdong, Guangxi and Hainan and other provinces and cities’ coastal zones of nearly 10km wide with annual wind power density above 200 w/m² and wind power density line parallels to the coastlines.

Abundant wind energy resource areas distributed in north areas mainly include, three north provinces, Hebei, Inner Mongolia, Gansu, Ningxia and Xinjiang and other provinces and districts’ of nearly 200 km wide with wind power density above 200—300 w/m², some of which could up to 500 w/m² more, such as Alashankou, Daban City, Huitengxile, Huitengliang of Xilinhaote, Chengde and Weichang.

Abundant wind energy resource areas distributed in inland areas mainly include, Hunan, Hubei, Jiangxi, Shanxi, Henan, Chongqing, Yunnan and other areas, with a general wind power density of 100—200 w/m².  Wind energy resources are also abundant in some areas due to the impacts by the lakes and topography. Technological accepted development capacity for wind power in inland areas exceeds 12,000,000 kilowatts.

China Wind Power Potential

Today, wind power in China is developing rapidly and receives particularly strong government support. The new Renewable Energy Law and its detailed incentive policies reflect the Chinese government’s intention to build up this industry. By 2020, China plans to have 30 gigawatts of wind power.  European companies dominate China’s wind power equipment market. Among U.S. companies, only GE Wind Power is active in China. In 2005, GE Wind Power occupied 3% of the in-grid wind turbine market in China.

According to the China Academy of Meteorological Sciences, the country possesses a total 235 gigawatts of practical onshore wind power potential that can be utilized at 10 meters above the ground.  Annual potential production from wind power could reach 632.5 gigawatts if the annual, full-load operation reaches 2,000-2,500 hours. A detailed survey is needed, however, for economically utilizable wind power resources.  The potential for offshore wind power is even greater, estimated at 750 gigawatts.  Offshore wind speed is higher and more stable than onshore wind, and offshore wind farm sites are closer to the major electricity load centers in eastern China.  Areas rich in wind power resources are mainly concentrated in two areas: northern China’s grasslands and Gobi desert, stretching from Inner Mongolia, Gansu and Xinjiang provinces; and in the east coast from Shangdong and Liaoning and the southeast coast in Fujian and Guangdong provinces.

In 1986, China built its first wind farm in Rongcheng, Shandong Province. From 1996 to 1999, in-grid wind power developed very quickly, entering a localization stage. By the end of 2004, there were 43 wind farms with 1291 wind turbines in China, with 764 MW of installed capacity. Liaoning, Xinjiang, Inner Mongolia and Guangdong experienced the fastest wind power development, representing 60% of the installed power generating capacity of national wind power. Currently, Xinjiang’s Dabancheng is the largest wind farm in China, with 100 MW of installed power generating capacity. Most generators range from 500 kilowatts to 1 MW, accounting for 84% of China’s wind turbine generators.

Our Products

Our Company’s core product is the 2-bladed wind turbine which is designed with technologies of soft concept, compact transmission chain, overall damping, condition monitoring and other proprietary technologies that reduce vibration and overheating, lower installation and transportation cost as well as improve service life and utilization rate with the ultimate benefits of improving wind turbine quality and lowering the costs of manufacturing, installation and maintenance.

We use “soft technology” which is a combination of a passive yaw system, teeter style hub and the soft tower. By using the soft technology as a damping system for the vibration and loads of the system, we can produce a transmission chain that does not have to absorb those forces.  Therefore, the transmission chain is more compact, cheaper, proprietary, and more reliable than other designs.  The technology offers a new approach and significant opportunities for large scale wind farms including remote onshore and offshore installations.  Additionally, constant feedback ensures we achieve the highest efficiency.

The key advantages of the 2-bladed wind turbine with influences on costs by proprietary technologies are as follows:

Proprietary Technologies	Design Features	Influence on Costs and Benefits
Soft technology	Passive yaw system
•      Yaw is a term used to describe the mechanical system of aiming the turbine blades into the wind.
•      GC China Turbine has a passive yaw system, eliminating the need for mechanical yaw braking system.
•      The passive yaw reduces loads on the tower and foundation thereby allowing for a lighter tower and smaller foundation as well as reducing the manufacturing costs for a complete machine.

Teeter-style hub
•      The teeter-style hub reduces the negative effects of imbalanced air pressure on the blades not unlike the function of rubber engine mounts in a motor vehicle. The rubber bushings greatly reduce twisting loads on the transmission chain, tower and other components and increase the service lives of these components. This technology is characterized by rubber mountings of the blades to the main gearbox.

Soft tower
•      The soft tower is lighter than a stiff tower so as to directly save raw material costs. This is achieved by designing a tower that is allowed to flex during operation. This is partially possible because the turbine and blades are significantly lighter than a 3-blade system.

Compact transmission chain	Support tube	• Generator, gearbox and high-speed shaft are directly connected which greatly improves the service lives of the key components in transmission chain.
Integrated gearbox
•      Because GC China Turbine’s design eliminates the main shaft and main bearing of 3-bladed designs, the Company enjoys a lower cost profile and eliminates a significant component sourcing bottleneck.
•      Integrated main shaft has a longer service life, improves the availability rate and reduces maintenance costs.

Overall damping design	Teeter and hub rubber elements, nacelle chassis rubber elements	• Significantly reduces fatigue loads on all moving parts, extends the service life and reduces operational costs.
Condition monitoring	Conducts maintenance according to actual conditions, instead of preventive and post-fault maintenance	• Extends service life of wind turbine and reduces maintenance costs.

As shown in the table above, GC China Turbine Group’s 2-blade 1.0MW wind turbine is designed with proprietary technologies of soft concept, compact transmission chain, overall damping, condition monitoring and other proprietary technologies that reduce vibration and operating temperature as well as improve service life and utilization rate. The resulting benefits are high wind turbine quality, low manufacturing cost and cheaper installation and maintenance.

Our Company’s advantage is a combination of simple design that makes it cost effective and that advantage will be enhanced by the replacement of imported components with high quality Chinese components, which in many cases, come from well established state-owned enterprises and public companies, and part of which come from our Company’s European component manufacturers.  In order to sustain the low-cost advantage, the Company has also been actively seeking and identifying domestic suppliers of all key components that will make it possible to complete the assembly of 100% Chinese-content wind turbines as of this year with full distribution into the market by end of 2009.  These efforts will greatly reduce our manufacturing costs and will help to further enhance the low-cost advantage of our product.

Our Sales and Marketing

The Company will continue to compete in the mainstream wind farm bids as well as seek out more niche projects where the light weight and easy transportation and installation of our 2-bladed wind turbine offers additional advantages over the competition. These projects would include mountainous areas. The Company intends to bid for offshore application wind turbine bids when the research and development for 3.0MW wind turbines is completed.

We divide the Chinese market into 3 segments:

1)	Northeast and northwest wind farms

The wind resource in this area is allocated between 5 large utility companies. It is currently deploying product into the Daqing project within this market.

2)	Inland wind farms

Inland wind farms have less wind resources and more mountainous terrain that will give GC China Turbine additional advantages over the competition.

3)	Coastal and offshore wind farms

This area has good wind resource and involves technically more difficult installations.  Thus, the simpler installation of 2-blade turbines has an advantage over the 3-blade turbine.

China is actively pursuing a plan to increase the percentage of energy supplied by renewable means. We have a healthy pipeline of wind farm projects on which to bid.  Some of these projects are considered local projects which gives GC China Turbine Group an inside track. The Company intends to create production facilities in many provinces so that it can enjoy the privileges of being a local manufacturer across many markets. The Company can create numerous manufacturing facilities efficiently as warehouse space is inexpensive and the production of these turbines is not labor intensive. Labor costs for production is approximately 1% of COGS.

GC Nordic has established a good relationship with local and central government departments through its relationship with Guoce Science and Technology to source potential contracts. Given that all the potential wind farms projects have to be pre-approved by the central National Development and Reform Commission (the “NDRC”) or the NDRC at the provincial level, our relationship with the government will provide us with first hand information of the potential wind farm projects in our targeted markets and allow us to compete for such projects.

The first step of the selling process includes setting up initial communications with the owner and obtaining wind conditions, terrain and other project specifications. Once we have obtained the bidding information on a project, we can begin the design process. This would include working with the farm developer to make sure that the GC Nordic is included in the specifications as a possible turbine type. At this stage it is crucial that the owner understands the characteristics and advantages of our products before making a selection. The average sales process for a wind farm takes 6 to 9 months.

The Company is also planning to adopt a “Resources Exchange Model” to win bids for potential wind farm projects. The Company sometimes signs wind farm projects directly with the government and then invites the investors to buy, invest or co-invest in the projects. As a condition for invitation, these wind farm projects have to purchase and use of our 2-blade wind turbines.

As a newcomer to the industry, due to the lack of actual turbines in use, some cautious customers were taking a wait and see approach to making purchase decisions from our Company.  Now that our wind turbines have been running steadily for over half a year in Daqing wind farm with positive operating results, buyers will be more confident in our Company and brand.

Currently, there are 6 members of the sales team, handling the following responsibilities: planning, project management, technical support and administration.  In the future, GC China Turbine Group will increase the size of the planning, project management and technical support teams as necessary to support these functions.

Our sales goals and targeted milestones from 2009 to 2015 are as follows:

2009-2010

•
Using the model project of Daqing wind farm, GC China Turbine Group will target inland wind farms as the entry point to gain a foothold in the market, with a goal of being one of the top three producers in that market.

•
Further exploring northeast/northwest wind farm opportunity starting in 2009, and adopting resources exchange model to conduct the market development and striving to compete against large manufacturers with our low-cost advantage.

•	Launch offshore markets and overseas markets.

2011-2013

•	Set up 2 to 3 production and research bases in coastal areas, achieving top 3 production status.

•	Develop equipment for a number of projects in Eastern Europe, Africa and South America markets, striving to become a top 5 exporter of Chinese turbines.

2013-2015

•	Continue to extend inland market share.

•	To have top 3 market share in the coastal wind farm market.

Our Customers

The Company is currently executing three contracts with the following entities: Daqing Longjiang Wind Power Co., Ltd (“Daqing Longjiang”), Wuhan Kaidi Electric Engineering Co., Ltd (“Wuhan Kaidi”) and Kelipu Wind Power Co., Ltd. (“Kelipu”).

1.	Daqing Longjiang

Daqing Longjiang has signed a wind turbine purchasing contract with GC Nordic for 50 units of 1.0MW wind turbines. These wind turbines will be installed in Daqing City, Heilongjiang Province.  Daqing Longjiang was established in 2007 and is a company within the Daqing Ruihao Energy Group specializing in the research, development, construction and operation of wind power generation. The company is mainly engaged in wind power project operations of new energy and high efficient energy-saving technology and environmental protection technology and currently possesses the exclusive development right of wind power in Dumeng County.

2.	Wuhan Kaidi

Wuhan Kaidi has signed a purchase contract with GC Nordic for 50 units of 1.0MW wind turbines. These wind turbines will be installed in Pinglu City, Shanxi Province. Wuhan Kaidi is joint-stock high-tech enterprise registered at Wuhan East Lake High-Tech Development Zone, and it is a subsidiary of Wuhan Kaidi Holding Investment Co., Ltd. The company was established in 2004 with businesses in coal-fired power generation, biomass power generation, wind power, hydropower and other power construction including power plant consulting, design, equipment procurement, construction, installation and commissioning and commercial operation.

3.	Kelipu

Kelipu executed a purchase contract with GC Nordic for 50 units of 1.0MW wind turbines in July 2009.  These wind turbines will be installed at Kelipu’s wind farm located in Tu Quan County of Inner Mongolia.  However, as of date of this Form 8-K, Kelipu has applied for but has not yet received final approval of its wind farm entry procedure from the local government.  Therefore, implementation of this contract with Kelipu may be delayed until it has received the relevant approvals from the local government.

Production and Quality Control

The Company is using production of the 1.0 MW turbines to grow market share by exploiting its low-cost advantage. Concurrently the Company is investing in research and development for its larger turbines. The Company is targeting production of its large turbines for 2010.

The Company implements quality control in respect of purchasing, production, and provision and after sale services as follows:

(1)	Purchasing: We choose reliable suppliers and require complete background information and test data from such suppliers to make sure their supplies meet our rigorous standards.

(2)
Production: We run inspections throughout the whole manufacturing and production process. We conduct follow-up inspections and use specialized instruments to guarantee the specifications of moment of force and gap. We implement several check points throughout the process from component manufacturing to provision, such as a check point for the size and flatness of the bottom portion of the turbine, a check point for the yaw gear gap of 0.7mm to 0.9 mm, a check point for the moment of force of the binding bolt, and a check point for parameters in operation. We keep detailed test data of the check points and keep a detailed profile of such information.

(3)	Provision and after sale services: We strictly follow guidelines in adjustment of lubrication, hydraulic cooling and hydro-electric control system.

The Company conformed to the quality management system standard ISO 9001:2000 for the process of manufacturing and servicing wind turbines on September 10, 2008.

Our Suppliers

The Chinese government’s support of the wind turbine industry has created significant capacity for components. The Company has signed contracts with all domestic component suppliers. For key components, GC China Turbine Group has investigated several alternative suppliers, 2 to 3 of which will be selected to sign supply contracts with us, thereby ensuring the supply of components for future production needs.  After components are successfully trial produced by the suppliers, components will then be tested by the original manufacturers, and each component is also tested by GC China Turbine Group for performance before installation into our wind turbines.  Our principal Chinese suppliers include Yong Jin Gear Co., Ltd., Chuan Run Stock Co., Ltd., Xiang Tan Generator Stock Co., Ltd. and Zhong Neng Wind Power Device Co., Ltd.  Our other principal suppliers include Brevini, Jahnel-Kestermann Getriebewerke GmbH, Mita—Teknik A/S, Weier Antriebe Und Energietechnik GmbH, and CA-VerkenAB.

Logistics and Inventory

Because supply of wind turbines outpaces demand, the Company follows a make-to-order policy. We make annual orders with our suppliers at the beginning of the year based on the forecast of our sales. We start production of the wind turbines upon execution of sales contracts with our customers and upon receipt of a deposit on such contracts. We generally hold a 10% inventory in case of unexpected demand.

Seasonality

Our Company’s operating results are not affected by seasonality.

Competition

The wind power market is rapidly evolving and is expected to become intensively competitive.  Some of our competitors have established a market position more prominent than ours and if we fail to attract and retain customers and establish a successful distribution network for our wind turbines, we may be unable to increase our sales and market share.  We compete with major international and PRC companies including Dongfang Steam Turbine, Dalian Huarui, Gold Wind, CSIC, Spanish Gamesa, and Indian Suzion.  Some of these companies are older and more established than us with established manufacturing capabilities.  Some of these companies are well-capitalized and benefit from earlier development advantages.  We also expect that our future competition will include new entrants to the wind power market offering new technological solutions.

However, we believe that the cost and performance of our technologies, products and services will have advantages compared to competitive technologies, products and services.  Some of our competitors are large enterprises resulting in inflexible operations.  Some of our competitors receive less government support.  We also have the following advantages over our competitors:

1.      Our Cost Advantage

We believe our 2-bladed wind turbine and technological process provides for lower manufacturing costs resulting from significantly more efficient material usage, use of fewer parts and fewer manufacturing steps for our product as compared to our competitors, which commonly use a 3-bladed wind turbine.  The installation costs of our product are also significantly lower as compared to our competitors because our 2-bladed wind turbine has a simple structure, lighter total weight and can be more easily installed at less cost than the cost of installation of 3-bladed wind turbines used by our competitors.  Further, use of our 2-bladed wind turbine can also significantly reduce overall maintenance costs for a wind farm because it is equipped with condition monitoring system which monitors the operational condition of the wind turbine, and signals for maintenance based on actual turbine condition, increasing revenue and reducing maintenance costs.  These cost advantages greatly reduce the initial investment, installation costs and maintenance costs of wind farm for owners using our 2-bladed wind turbine.

2.      Our Relationship with Guoce Science and Technology

Since GC China Turbine Group was formed by certain founders of Guoce Science and Technology which also formed our core management team, we have the advantage of initial strategic guidance and the supply of necessary start-up resources. The main businesses of Guoce Science and Technology’s include research and development, production, sales, and system engineering services of power testing instrument, computer-based monitoring system for hydropower station, hydropower governor, hydropower station excitation, direct current system, substation automation, power dispatching automation, network monitoring, cluster server, and computer storage technology.

Guoce Science and Technology has a strong reputation as a provider of technology services in the energy industry.  Its businesses cover the whole power industrial chain with products ranging from power generation to power transmission to every sector of power utilization. With the complete product framework, it expects to hold the leading position in the industry for a long time.

Our relationship with Guoce Science and Technology has many benefits including:

•	access to engineering prowess

•	access to established technology in the turbine control arena

•	access to the utilities industry in China as it has large market share for their products

•	credibility within the utilities industry because it has long-standing relationships and operating history within the industry

The entire wind power industry also faces competition from other power generation sources, both conventional and emerging technologies.  Large utility companies dominate the energy production industry.  Coal continues to dominate as the primary resource for electricity production.  Other conventional resources, including natural gas, oil and nuclear compete with wind energy in generating electricity.  Wind power has some advantages and disadvantages when compared to other power generating technologies.  Wind power is plentiful and widely distributed.  It is a renewable source of energy.  Since wind power does not generate greenhouse gases, it does not contribute to global warming.  Wind power produces no water or air pollution that can contaminate the environment because no chemical processes are involved in wind power generation.  As a result, wind power reduces toxic atmospheric gas emissions.  However, wind turbines require locations with constantly high wind speeds and since wind is unpredictable, wind power is not predictably available.

Research and Development

GC China Turbine identified a 2-bladed wind turbine technology that was developed through a 10 year research project costing over US$ 75 million. While the 2-bladed technology is relatively less commonly used in the market, the development project that created GC China Turbine’s technology has been operating for 10 years with 98% availability (for generation). Further, the 2-bladed technology has the benefits of lower manufacturing cost, lower installation cost and lower operational costs.

The 2-bladed wind turbine was developed by a firm called Deltawind AB (“Deltawind”).   GC China Turbine has a 10 year license with Deltawind, with opportunity for renewal, which allows us to manufacture and distribute these turbines in the Chinese markets.  GC China Turbine has successfully retained the services of some members of the Deltawind team and those executives are assisting in the research and development efforts as well as the testing of the new Chinese components.  Deltawind was subsequently purchased by a U.S. licensee of the technology named Nordic Windpower Ltd.

Our launch product is a 1.0MW utility scale turbine with designs for a 2.3MW and 3.0MW utility scale turbine in development. The Company’s initial efforts have been rewarded with contracts of approximately US$ 128 million.  The Company is using production of the 1.0 MW turbines to grow market share by exploiting its low-cost advantage.  For fiscal years 2007 and 2008, we have spent US$ 0 and US$ 94,300, respectively, on research and development expenses. The Company plans to continue investing more in research and development for its larger turbines. The Company is targeting production of its 2.3MW and 3.0MW turbines for 2010.

Intellectual Properties and Licenses

The following table describes the intellectual property currently owned by GC Nordic:

Type	Name	Category Number and Description	Issued By	Duration	Description
Trademark	GC-NORDIC	39 (transport; packaging and storage of goods; travel arrangement)	State Trademark Administration	September 28, 2009 to September 27, 2019	N/A

Trademark	Nordic	39 (transport; packaging and storage of goods; travel arrangement)	State Trademark Administration	June 21, 2009 to June 20, 2019	N/A

Trademark	诺德
7 (Machines and machine tools; motors and engines (except for land vehicles); machine coupling and transmission components (except for land vehicles); agricultural implements other than hand-operated; incubators for eggs)
			State Trademark Administration	June 7, 2009 to June 6, 2019	N/A

GC China Turbine Group takes all necessary precautions to protect our intellectual property.  Aside from registering our trademarks with the State Trademark Administration to protect our intellectual property, our marketing team also diligently conducts market research to ensure that our intellectual property is not being violated. However, we cannot assure you that we will be able to protect or enforce our intellectual property rights.  In the event of any infringement upon our intellectual property rights, we will pursue all legal rights and remedies.

China Economic Incentive Policies

To support the development of wind power technology and growth of the in-grid wind power market, the Chinese government has implemented a series of projects and also stipulated a series of economic incentive policies:

Ride the Wind Program

To import technology from foreign companies and to establish a high-quality Chinese wind turbine generator sector, the former State Development and Planning Commission (“SDPC”) initiated the “Ride the Wind Program” in 1996. This initiative led to two joint ventures, NORDEX (Germany) and MADE (Spain).  These joint ventures effectively introduced a 600 kilowatts wind turbine generator manufacturing technology into China.

National Debt Wind Power Program

To encourage the development of domestic wind power equipment manufacturing, the former State Economic & Trade Commission (“SETC”) implemented the “National Debt Wind Power Program.”  This program required the purchase of qualified, locally-made wind power components for new generation projects.  China’s government provided bank loans with subsidized interest to wind farm owners as compensation for the risk of using locally-made wind turbine generators.  These loans funded construction of demonstration project wind farms with a total installed capacity of 8MW.  This program has been completed.

Wind Power Concession Project

The NDRC initiated the “Wind Power Concession Project” in 2004 with a 20-year operational period.  This program aims to reduce the in-grid wind power tariff by building large capacity wind farms and achieving economies of scale. Each of the wind farms built under this program must reach a 100MW capacity. By 2006, NDRC had approved 5 wind farms, in Jiangsu, Guangdong, Inner Mongolia, and Jilin Province.

In February 2005, China’s Renewable Energy Law was formulated and was put into effect on January 1, 2006.  The law stipulates that the power grid company must sign a grid connection agreement with the wind power generating company and purchase the full amount of the wind power generated by it.  The wind power tariff will be determined by the wind farm project tendering.  The winner’s quoted tariff will be the tariff of that wind farm project.

Wind power is a priority “National Clean Development Mechanism Project” of the Chinese government.  Wind farm developers can sell Certified Emission Reduction Certificates (“CER’s”) to developed countries under the terms of the Kyoto Protocol.

Governmental Regulations

This section sets forth a summary of the most significant regulations or requirements that affect our business activities in China.

Compliance with Circular 75, Circular 106 and the 2006 M&A Regulations

China’s State Administration of Foreign Exchange (“SAFE”) issued a public notice known as “Circular 75” in October 2005, requiring PRC residents to register with the local SAFE branch before establishing or acquiring the control of any company outside of China for the purpose of financing that offshore company with assets or equity interest in a PRC company. PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to conduct the overseas investment registration with the local SAFE branch before March 31, 2006, and once the special purpose vehicle has a major capital change event (including overseas equity or convertible bonds financing), the residents must conduct a registration relating to the change within 30 days of occurrence of the event. On May 29, 2007, the SAFE issued an additional notice known as “Circular 106,” clarifying some outstanding issues and providing standard operating procedures for implementing the prior notice. According to the new notice, SAFE sets up seven schedules that track registration requirements for offshore fundraising and roundtrip investments.

Likewise, the “Provisions on Acquisition of Domestic Enterprises by Foreign Investors,” issued jointly by the Ministry of Commerce (“MOFCOM”), State-owned Assets Supervision and Administration Commission, State Taxation Bureau, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE in September 2006, impose approval requirements from MOFCOM for “round-trip” investment transactions, including acquisitions in which equity was used as consideration.

Dividend Distribution

The principal laws, rules and regulations governing dividends paid by our PRC operating subsidiary include the Company Law of the PRC (1993), as amended in 2006, Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and Wholly Foreign Owned Enterprise Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations, our PRC subsidiary may pay dividends only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends.  The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds.  After the allocation of relevant welfare and funds, the equity owners can distribute the rest of the after-tax profits provided that all the losses of the previous fiscal year have been made up.

Taxation

The applicable tax laws, regulations, notices and decisions (collectively referred to as “Applicable Tax Law”) related to foreign investment enterprises and their investors include the follows:

•	Enterprise Income Tax Law of the People’s Republic of China issued by the National People’s Congress of China on January 1, 2008;

•	Implementing Rules of the Enterprise Income Tax Law of the People’s Republic of China promulgated by the State Council of China, which came into effect on January 1, 2008;

•	Interim Regulations of the People’s Republic of China Concerning Value-added Tax promulgated by the State Council came into effect on January 1, 2009;

•	Implementation Rules of The Interim Regulations of the People’s Republic of China Concerning Value-added Tax promulgated by the Treasury Department of China came into effect on January 1, 2009;

•	Business Tax Interim Regulations of the People’s Republic of China promulgated by the State Council came into effect on January 1, 2009;

•	Implementation Rules of The Business Tax Interim Regulations of the People’s Republic of China promulgated by the Treasury Department of China came into effect on January 1, 2009.

Income Tax on Foreign Investment Enterprises

GC Nordic is subject to income tax at a rate of 25.0% of their taxable income starting from January 1, 2008 according to the Enterprise Income Tax Law and its Implementation Rules of People’s Republic of China.

Before the implementation of the Enterprise Income Tax (“EIT”) law (as discussed below), Foreign Invested Enterprises established in the People’s Republic of China are generally subject to an EIT rate of 33.0%, which includes a 30.0% state income tax and a 3.0% local income tax.  On March 16, 2007, the National People’s Congress of China passed the new Corporate Income Tax Law (“CIT Law”), and on November 28, 2007, the State Council of China passed the Implementation Rules for the CIT Law (“Implementation Rules”) which took effect on January 1, 2008. The CIT Law and Implementation Rules impose a unified EIT of 25.0% on all domestic-invested enterprises and foreign invested enterprises (“FIEs”), unless they qualify under certain limited exceptions. Therefore, nearly all FIEs are subject to the new tax rate alongside other domestic businesses rather than benefiting from the old tax laws applicable to FIEs, and its associated preferential tax treatments, beginning January 1, 2008.

Value-added Tax

The new Interim Regulations of the People’s Republic of China on Value-added Tax promulgated by the State Council came into effect on January 1, 2009 and its Implementation Rules promulgated by the Treasury Department of China came into effect on January 1, 2009.  Under these regulation and rules, value-added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value-added tax payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided but excluding, in respect to both goods and services, any amount paid in respect of value-added tax included in the price or charges, and less any deductible value-added tax already paid by the taxpayer on purchases of goods and service in the same financial year.

Business Tax

The new Interim Regulations  on Business Tax of the People’s Republic of China promulgated by the State Council came into effect on January 1, 2009, providing that the business tax rate for a business that provides services, assigns intangible assets or sells immovable property will range from 3% to 5% of the charges of the services provided, intangible assets assigned or immovable property sold, as the case may be except that the entertainment industry shall pay a business tax at a rate ranging from 5% to 20% of the charges of the services provided.

Tax on Dividends from PRC Enterprise with Foreign Investment

According to the Enterprise Income Tax Law, income resulting from rental properties, royalties and profits in the PRC derived by a foreign enterprise which has no establishment in the PRC or has establishment but the income has no relationship with such establishment is subject to a 10% withholding tax, subject to reduction as provided by any applicable double taxation treaty, unless the relevant income is specifically exempted from tax under the Enterprise Income Tax Law.

Wholly foreign-owned enterprise

Wholly foreign-owned enterprises are governed by the Law of the People’s Republic of China Concerning Enterprises with Sole Foreign Investments, which was promulgated on 12th April, 1986 and amended on 31 October 2000, and its Implementation Regulations promulgated on 12th December, 1990 and amended on 12 April 2001 (together the “Foreign Enterprises Law”).

(a)	Procedures for establishment of a wholly foreign-owned enterprise

The establishment of a wholly foreign-owned enterprise will have to be approved by the Ministry of Commerce of the PRC (“MOC”) (or its delegated authorities).  If two or more foreign investors jointly apply for the establishment of a wholly foreign-owned enterprise, a copy of the contract between the parties must also be submitted to the MOC (or its delegated authorities) for its record.  A wholly foreign-owned enterprise must also obtain a business license from the State Administration for Industry & Commerce of the PRC (“SAIC”) before it can commence business.

(b)	Nature

A wholly foreign-owned enterprise is a limited liability company under the Foreign Enterprises Law.  It is a legal person which may independently assume civil obligations, enjoy civil rights and has the right to own, use and dispose of property.  It is required to have a registered capital contributed by the foreign investor(s).  The liability of the foreign investor(s) is limited to the amount of registered capital contributed.  A foreign investor may make its contributions by installments and the registered capital must be contributed within the period as approved by the MOC (or its delegated authorities) in accordance with relevant regulations.

(c)	Profit distribution

The Foreign Enterprise Law provides that after payment of taxes, a wholly foreign-owned enterprise must make contributions to a reserve fund, an enterprise development fund and an employee bonus and welfare fund.  The allocation ratio for the employee bonus and welfare fund may be determined by the enterprise.  However, at least 10% of the after-tax profits must be allocated to the reserve fund. If the cumulative total of allocated reserve funds reaches 50% of an enterprise’s registered capital, the enterprise will not be required to make any additional contribution. The reserve fund may be used by a wholly foreign-owned enterprise to make up its losses and with the consent of the examination and approval authority, can also be used to expand its production operations and to increase its capital. The enterprise is prohibited from distributing dividends unless the losses (if any) of previous years have been made up. The development fund is used for expanding the capital base of the company by way of capitalization issues. The employee bonus and welfare fund can only be used for the collective benefit and facilities of the employees of the wholly foreign-owned enterprise.

Environmental Protection Regulations

The PRC has expressed a concern about pollution and other environmental hazards. Although we believe that we comply with current national and local government regulations, if it is determined that we are in violation of these regulations, we can be subject to financial penalties as well as the loss of our business license, in which event we would be unable to continue in business. Further, if the national or local government adopts more stringent regulations, we may incur significant costs in complying with such regulations. If we fail to comply with present or future environmental regulations, we may be required to pay substantial fines, suspend production or cease operations. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations.

Renewable Energy Regulations

China formulated and promulgated the “Renewable Energy Law of the People’s Republic of China” in February 28, 2005 (“Renewable Energy Law”) which has been carried out from January 1, 2006 to further facilitate the development and utilization of renewable energy including wind energy, increase the energy supply, protect the environment, and improve energy structure. Following the promulgation of the Renewable Energy Law, the PRC Government has also successively carried out various relevant ancillary measures, including the “Circular Regarding Requirements of Administration of Wind Power Construction,” the “Relevant Provisions for Administration of Renewable Energy Resource Electricity Generation,” the “Renewable Energy Industry Development Guidance Catalogue” and the “Trial Measures for Administration of Renewable Energy Power Generation Pricing and Expenses Sharing” to lay down special rules and regulations to facilitate the development of wind power industry in the PRC.

The Ministry of the PRC issued the “Provisional Measures for Administration of Special Capital on Developing Renewable Energy Resources," stipulating the establishment of “Special Capital on Developing Renewable Energy Resources” by utilization of the central budget to promote the development of renewable energy, especially on the local production of the mechanical equipments for the development and utilization of renewable energy.

In 2006, the State Council promulgated “National Guideline on Medium-and Long-Term Program for Science and Technology Development (2006-2020)” (the “Guideline”), stipulating the priority research on large types of wind power facilities in terms of the low-cost and large-scale of the development and utilization of renewable energy resources. Following the above-mentioned Guideline, in 2007, the PRC Development and Reform Committee promulgated the ancillary notice the “Eleventh Five-Year Plan of High Technology Industry” to promote the research, commercial use, industrialization of the wind turbines and its key assembly.

Foreign Exchange Controls

In August 2008, the Foreign Exchange Bureau issued the Foreign Exchange Administration Regulation, as amended. Under the Regulation, the Renminbi (“RMB”) is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment, loans and investments in securities outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made. These limitations could affect the PRC company’s ability to obtain foreign exchange through debt or equity financing. This could negatively impact our financial performance as it may limit our ability to reallocate capital and to take advantage of market opportunities.

On August 29, 2008, SAFE promulgated a notice entitled Circular 142, regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting the use of converted RMB. The notice requires that the registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used for purposes within the business scope stated in the business license and may not be used for equity investments within PRC. In addition, SAFE strengthened its supervision of the flow and use of the registered capital of a foreign-invested company settled in RMB converted from foreign currencies. The use of such RMB capital may not be changed without SAFE’s prior approval, and may not in any case be used to repay RMB loans if the proceeds of such loans have not been used.

Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Employees

The following table sets forth the number of our employees for each of our areas of operations and as a percentage of our total workforce as of June 30, 2009:

	Number of Employees	% of Employees
Production	16	27.12%
Sales & Marketing and Quality Assurance	8	13.56%
Purchasing	4	6.78%
Finance	5	8.47%
Management & Administration	6	10.16%
Technology & Project Development	11	18.64%
Administration & Logistics	9	15.26%
TOTAL	59	100%

The Company has 59 employees, most of whom have signed employment contracts and confidentiality agreements with the Company. Generally, the employment contract is 5 to 10 years for senior management personnel; 3 years for middle management personnel, marketing staff, technicians and other special staff; and 2 years for the rest. For non-experienced staff, the employment contract is 1 year. We believe that our relationship with our employees is good.

We are in full compliance with Chinese labor laws and regulations and are committed to providing safe and comfortable working conditions and accommodations for our employees.  We believe in the importance of maintaining our social responsibilities, and we are committed to providing employees with a safe, clean and comfortable working environment and accommodations. Our employees are also entitled to time off during public holidays. In addition, we frequently monitor contract manufacturers’ working conditions to ensure their compliance with related labor laws and regulations. We are in full compliance with our obligations to provide pension benefits to our workers, as mandated by the PRC government. We strictly comply with Chinese labor laws and regulations, and offer reasonable wages, life insurance and medical insurance to our workers.

Compliance with Environmental Laws

We are required to comply with several domestic environmental protection laws and regulations, including Environmental Protection Law of the People’s Republic of China, Law of the People’s Republic of China on Prevention and Control of Water  Pollution, Law of the People’s Republic of China on the Prevention and Control of Atmospheric Pollution, Law of the People’s Republic of China on the Prevention and Control of Environmental Pollution by Solid Waste, Law of the People’s Republic of China on Prevention and Control of Pollution From Environmental Noise, Law of the People’s Republic of China on Appraising of Environment Impact and Regulations on the Administration of Construction Project Environmental Protection.

In accordance with the Environmental Protection Law of the People’s Republic of China adopted by the Standing Committee of the National People’s Congress on December 26, 1989, the bureau of environmental protection of the State Council sets the national guidelines for the discharge of pollutants. The provincial and municipal governments of provinces, autonomous regions and municipalities may also set their own guidelines for the discharge of pollutants within their own provinces or districts in the event that the national guidelines are inadequate. The subdivision environmental protection laws on control of pollution of water, air, solid waste and noise set more detailed rules, standards and specifications with respect to their areas of regulation.

Pursuant to the Environmental Protection Law and its subdivision laws, a company or enterprise which causes environmental pollution and discharges other polluting materials which endanger the public should implement environmental protection methods and procedures into their business operations. This may be achieved by setting up a system of accountability within the company’s business structure for environmental protection; adopting effective procedures to prevent environmental hazards such as waste gases, water and residues, dust powder, radioactive materials and noise arising from production, construction and other activities from polluting and endangering the environment. The environmental protection system and procedures should be implemented simultaneously with the commencement of and during the operation of construction, production and other activities undertaken by the company. Any company or enterprise which discharges environmental pollutants should report and register such discharge with relevant bureaus of environmental protection and pay any fines imposed for the discharge. A fee may also be imposed on the company for the cost of any work required to restore the environment to its original state. Companies which have caused severe pollution to the environment are required to restore the environment or remedy the effects of the pollution within a prescribed time limit.

           In addition, the Law of the People’s Republic of China on Appraising of Environment Impact Issued by the National People’s Congress of China which came into effect on September 1, 2003 provides the methods and institutions for analyzing, predicting and appraising the impact of operation and construction projects that might incur after they are carried out. In case a construction project of any company or enterprise fails to pass the examination, the construction may not be started. Regulations on the Administration of Construction Project Environmental Protection Issued by the State Council of China which came into effect on November 29, 1998 provide that the building of construction projects having impacts on the environment within the territory of the People's Republic of China shall compile or submit a report on environmental impact, a statement on environmental impact or  a registration form on environmental impact in accordance with the extent of environmental impact of construction projects.

CORPORATE INFORMATION

The principal executive office for the Company is located at No.86, Nanhu Avenue, East Lake Development Zone, Wuhan, Hubei Province, China. The Company’s main telephone number is (86) 027-8795095 and its fax number is (86) 027-87985096.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this on Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

GC Nordic, which commenced business in 2006, has a limited operating history. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early-stage companies in evolving industries in China.  Some of these risks and uncertainties relate to our ability to:

•	maintain our market position;

•	respond to competitive market conditions;

•	increase awareness of our brand;

•	respond to changes in our regulatory environment;

•	maintain effective control of our costs and expenses;

•	raise sufficient capital to sustain and expand our business; and

•	attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

If we fail to implement our business strategy, our financial performance and our growth could be materially and adversely affected.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy successfully. Our business strategy envisions several initiatives, including driving revenue growth and enhancing operating results by increasing adoption of our products by targeting high-growth segments, establishing successful distribution networks in our target markets for our products, anticipating customer needs in the development of system-level solutions, strengthening our technology leadership while lowering cost and pursuing targeted strategic acquisitions and alliances. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business plan. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to implement some or all of the initiatives of our business plan successfully, our operating results may not improve to the extent we anticipate, or at all. Implementation of our business strategy could also be affected by a number of factors beyond our control, such as increased competition, legal developments, government regulation, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition; we may have difficulty in achieving our strategic objectives. Any failure to implement our business strategy successfully may adversely affect our business, financial condition and results of operations. In addition, we may decide to alter or discontinue certain aspects of our business strategy at any time.

We will require additional funds to expand our operations.

In connection with the development and expansion of our business, we will incur significant capital and operational expenses. We do not presently have any funding commitments other than our present credit arrangements which we do not believe is sufficient to enable us to satisfy our purchase commitments and to otherwise expand our business. If we are unable to obtain additional funding to pay our purchase commitments and we cannot find alternative financing we may be unable to expand our business or finance the growth of our existing business, which may impair our ability to operate profitably.

Because of the worldwide economic downturn, we may not be able to raise any additional funds that we require on favorable terms, if any.  The failure to obtain necessary financing may impair our ability to manufacture our products and continue in business.

We are investing heavily in products designed for the wind power industry with no assurance that a substantial market for wind power will ever develop.

Our wind turbines business is based on the assumption that wind power will become a more significant source of power in the PRC and elsewhere. Although the government of the PRC has announced a plan which contemplates a significant increase in wind power in the PRC, at present wind power accounts for an insignificant percentage of China’s energy needs, and we cannot assure you that wind power will ever become a significant source of energy in China. Since our growth plan is based on developing and providing equipment and components for that industry, our business will be impaired if the market for wind power generation equipment does not develop or if the market develops but our products are not accepted by the market. We are making the financial and manpower commitment in our belief that there will be an increased demand for wind power in China and elsewhere. We cannot assure you that we will be able to develop this business, and our failure to develop the business will have a material adverse effect on our overall financial condition and the results of our operations.

Because we sell capital equipment, our business is subject to our customers’ capital budget and we may suffer delays or cancellations of orders as a result of the effects of the worldwide economic downturn.

Our customers purchase our equipment as part of their capital budget. As a result, we are dependent upon receiving orders from companies that are either expanding their business, commencing a new business, upgrading their capital equipment or who otherwise require capital equipment. Our business is therefore dependent upon both the economic health of these industries and our ability to offer products that meet regulatory requirements, including environmental requirements of these industries and are cost justifiable, based on potential cost savings in using our equipment in contrast to existing equipment or equipment offered by others.   We cannot predict the extent that the market for capital equipment in the wind power industries will be affected.  However, any economic slowdown can affect all purchasers and manufactures of capital equipment, and we cannot assure you that our business will not be significantly impaired as a result of the worldwide economic downturn.

We are subject to particularly lengthy sales cycles.

We are subject to lengthy sale cycles that may last over nine months.  These lengthy and challenging sales cycles may mean that it could take longer before our sales and marketing efforts result in revenue, if at all, and may have adverse effects on our operating results, financial condition, cash flows and stock price.

The nature of our products creates the possibility of significant product liability and warranty claims, which could harm our business.

Customers use some of our products in potentially hazardous applications that can cause injury or loss of life and damage to property, equipment or the environment. In addition, some of our products are integral to the production process for some end-users and any failure of our products could result in a suspension of operations. We cannot be certain that our products will be completely free from defects. Moreover, we do not have any product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments. In addition, because the insurance industry in China is still in its early stages of development, business interruption insurance available in China offers limited coverage compared to that offered in many other countries. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Our ability to market wind power equipment in the wind power industry is dependent upon manufacturing equipment that enables our customers to meet environmental requirements.

We mainly market wind power equipment to operators of wind farms. Our ability to market these products is dependent upon the continued growth of wind farms and our ability to offer products that enable the operators of the wind farms to produce electricity through a cleaner process than would otherwise be available at a reasonable cost. To the extent that government regulations are adopted that require the wind farms to reduce or eliminate polluting discharges from wind farms, our equipment would need to be designed to meet such requirements.

If we fail to introduce enhancements to our existing products or to keep abreast of technological changes in our markets, our business and results of operations could be adversely affected.

Although certain technologies in the industries that we occupy are well established, we believe our future success depends in part on our ability to enhance our existing products and develop new products in order to continue to meet customer demands. Our failure to introduce new or enhanced products on a timely and cost-competitive basis, or the development of processes that make our existing technologies or products obsolete, could harm our business and results of operations.

Because we face intense competition from other companies for our operating segment, many of which have greater resources than we do, we may not be able to compete successfully and we may lose or be unable to gain market share.

The markets for products in our business segments are intensely competitive. Many of our competitors have established more prominent market positions, and if we fail to attract and retain customers and establish successful distribution networks in our target markets for our products, we will be unable to increase our sales. Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater size in some cases provides them with a competitive advantage with respect to manufacturing costs because of their economies of scale and their ability to purchase raw materials at lower prices, as well as securing supplies at times of shortages. Many of our competitors also have greater brand name recognition, more established distribution networks and larger customer bases. In addition, many of our competitors have well-established relationships with our current and potential customers and have extensive knowledge of our target markets. As a result, they may be able to devote greater resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors may materially and adversely affect our financial condition and results of operations.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

As our manufacturing processes generate noise, wastewater, gaseous and other industrial wastes, we are required to comply with all national and local regulations regarding protection of the environment. If we fail to comply with present or future environmental regulations, we may be required to pay substantial fines, suspend production or cease operations. We use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately, the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations.

The success of our businesses will depend on our ability to effectively develop and implement strategic business initiatives.

We are currently implementing various strategic business initiatives. In connection with the development and implementation of these initiatives, we will incur additional expenses and capital expenditures to implement the initiatives. The development and implementation of these initiatives also requires management to divert a portion of its time from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if the initiatives included in any new initiative proves to be unsuccessful. Moreover, if we are unable to implement an initiative in a timely manner, or if those initiatives turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected.

Failure to successfully reduce our production costs may adversely affect our financial results.

A significant portion of our strategy relies upon our ability to successfully rationalize and improve the efficiency of our operations. In particular, our strategy relies on our ability to reduce our production costs in order to remain competitive. If we are unable to continue to successfully implement cost reduction measures, especially in a time of a worldwide economic downturn, or if these efforts do not generate the level of cost savings that we expect going forward or result in higher than expected costs, there could be a material adverse effect on our business, financial condition, results of operations or cash flows.

If we are unable to make necessary capital investments or respond to pricing pressures, our business may be harmed.

In order to remain competitive, we need to invest in research and development, manufacturing, customer service and support and marketing. From time to time, we also have to adjust the prices of our products to remain competitive. We may not have available sufficient financial or other resources to continue to make investments necessary to maintain our competitive position.

We must obtain sufficient supply of component materials to conduct our business.

Our component and materials suppliers may fail to meet our needs.  We intend to manufacture all of our wind power products using materials and components procured from a limited number of third-party suppliers.  We do not currently have long-term supply contracts with our suppliers.  This generally serves to reduce our commitment risk but does expose us to supply risk and to price increases that we have to pass on to its customers.  In some cases, supply shortages and delays in delivery may result in curtailed production or delays in production, which can contribute to an increase in inventory levels and loss of profit.  We expect that shortages and delays in deliveries of some components will occur from time to time.  If we are unable to obtain sufficient components on a timely basis, we may experience manufacturing delays, which could harm our relationships with current or prospective customers and reduce our sales.  We also depend on a small number of suppliers for certain supplies that we use in our business.  If we are unable to continue to purchase components from these limited source suppliers or identify alternative suppliers, our business and operating results would be materially and adversely affected.  We may also not be able to obtain competitive pricing for some of our supplies compared to its competitors.  We also cannot assure that the component and materials from domestic suppliers will be of similar quality or quantity as those imported component and materials which may lead to rejections of component and materials by our customers. In the event the domestic component and materials do not perform as well as the imported component and materials or do not perform at all, our business, financial condition and results of operations could be adversely affected.

A limited number of customers account for a significant portion of our sales.

For the current fiscal year 2009, three customers account for all of our sales revenue.  Our near term, and possibly long term prospects are significantly dependent upon these three customers.  Revenues and outstanding accounts receivable in 2008 were solely from one customer. As a result, currently we are substantially dependent upon the continued participation of these customers in order to maintain and continue to grow our total revenues. Significantly reducing our dependence on these customers is likely to take a long time and there can be no guarantee that we will succeed in reducing that dependence.  There is no assurance that any of these customers will continue to contribute to our total sales revenue in subsequent years.  Under present conditions, the loss of any one of these customers could have a material effect on our performance, liquidity and prospects.  To reduce this risk, we continue to build our sales pipeline and diversify our product line.

The inherent volatility in the market price of electricity could impact our profitability.

Our ability to generate revenue has exposure to movements in the market price of electricity, as sales to the power market are likely to be made at prevailing market prices.  The market price of electricity is sensitive to cyclical changes in demand and capacity supply, and in the economy, as well as to regulatory trends and developments impacting electricity market rules and pricing, and other external factors outside of our control.  Energy from wind generating facilities must be taken “as delivered” which necessitates the use of other system resources to keep the demand and supply of electric energy in balance.  The inherent volatility in the market price of electricity could impact our potential revenue, income and cash flow, which could impact our profitability.

Reduction or elimination of government subsidies and economic incentives for the wind power industry could cause demand for our products to decline, thus adversely affecting our business prospects and results of operations.

Growth of the wind power market depends largely on the availability and size of government subsidies and economic incentives.  At present, the cost of wind power substantially exceeds the cost of conventional power provided by electric utility grids in many locations around the world. Various governments have used different policy initiatives to encourage or accelerate the development and adoption of wind power and other renewable energy sources. Renewable energy policies are in place in the European Union, most notably Germany and Spain, certain countries in Asia, including China, Japan and South Korea, and many of the states in Australia and the United States.  Examples of government-sponsored financial incentives include capital cost rebates, feed-in tariffs, tax credits, net metering and other incentives to end-users, distributors, system integrators and manufacturers of wind power products to promote the use of wind power and to reduce dependency on other forms of energy. Governments may decide to reduce or eliminate these economic incentives for political, financial or other reasons.  Government subsidies have been reduced in a few countries and are expected to be further reduced or eliminated in the future.  Reductions in, or eliminations of, government subsidies and economic incentives before the wind power industry reaches a sufficient scale to be cost-effective in a non-subsidized marketplace could reduce demand for our products and adversely affect our business prospects and results of operations.  In addition, reductions in, or eliminations of, government subsidies and economic incentives may cause the prices for the products of our customers to decline and we may in turn face increased pressure to reduce the sale price of our products.  To the extent any price decline cannot be offset by further reduction of our costs, our profit margin will suffer.

We currently have a significant amount of debt outstanding. Our substantial indebtedness may limit our future financing capabilities and could adversely affect our business, financial condition and results of operations.

Our debt could have a significant impact on our future operations and cash flow, including:

•
making it more difficult for us to fulfill payment and other obligations under our outstanding debt, including repayment of our long- and short-term credit facilities should we be unable to obtain extensions for any such facilities before they mature, as well as our obligations under our convertible notes;

•
triggering an event of default if we fail to comply with any of our payment or other obligations contained in our debt agreements, which could result in cross-defaults causing all or a substantial portion of our debt to become immediately due and payable;

•
reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and adversely affecting our ability to obtain additional financing for these purposes;

•	potentially increasing the cost of any additional financing; and

•	putting pressure on our ADS price due to concerns of our inability to repay our debt and making it more difficult for us to conduct equity financings in the capital markets.

Our ability to meet our payment and other obligations under our outstanding debt depends on our ability to generate cash flow in the future or to refinance such debt. We may not be able to generate sufficient cash flow from operations to enable us to meet our obligations under our outstanding debt and to fund other liquidity needs. The current global liquidity and credit crisis has been having a significant negative impact on our company. If we are not able to generate sufficient cash flow to meet such obligations, we may need to refinance or restructure our debt, to sell our assets, to reduce or delay our capital investments, or to seek additional equity or debt financing. The sale of additional equity securities could result in dilution to our share holders. The incurrence of additional indebtedness would result in increased interest rate risk and debt service obligations, and could result in operating and financing covenants that would further restrict our operations. In addition, the level of our indebtedness and the amount of our interest payments could limit our ability to obtain the financing required to fund future capital expenditures and working capital. A shortage of such funds could in turn impose limitations on our ability to plan for, or react effectively to, changing market conditions. We cannot assure you that future financing will be available in amounts or on terms acceptable to us, if at all.

 Unforeseen or recurring operational problems at our facilities may cause significant lost production, which could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Our manufacturing processes could be affected by operational problems that could impair our production capability. Our facilities contain complex and sophisticated machines that are used in our manufacturing process. Disruptions at our facilities could be caused by maintenance outages; prolonged power failures or reductions; a breakdown, failure or substandard performance of any of our machines; the effect of noncompliance with material environmental requirements or permits; disruptions in the transportation infrastructure, including railroad tracks, bridges, tunnels or roads; fires, floods, earthquakes or other catastrophic disasters; labor difficulties; or other operational problems. Any prolonged disruption in operations at our facilities could cause significant lost production, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

We do not own our facilities or have long- term leases for our facilities which means that we can be removed from our location without notice or warning which could cause significant disruption to our business.

Our manufacturing facility is 36,000 square meters situated in the Donghu Development District, Wuhan, China. Currently we lease the land under our facility. There is no expiration date for the lease, which is provided free of charge by the Administrative Committee of Donghu Development District. We also lease our office facilities which is provided free of charge by the Wuhan Donghu New Technology Development Co., Ltd. Because our facilities are provided by the government free of charge, we can be removed from our location without notice or warning which could cause significant disruption to our business and manufacturing process and add unplanned expenses for us to relocate to new offices and facilities. In the event we get evicted from our current facilities and we are unable to immediately relocate, our business, financial condition and results of operations will be adversely affected.

Our business depends substantially on the continuing efforts of our executive officers and our ability to maintain a skilled labor force and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially Mr. Hou Tie Xin, the chairman of our board of directors. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers. Our executive officers and chairman are parties to contractual agreements as described elsewhere in this Form 8-K. However, if any disputes arise between our executive officers and us, we cannot assure you, in light of uncertainties associated with the Chinese legal system, the extent to which any of these agreements could be enforced in China, where some of our executive officers reside and hold some of their assets.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in our chosen industries, are vital to our success. There is substantial competition for qualified technical and financial personnel, and there can be no assurance that we will be able to attract or retain our technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

 Litigation may adversely affect our business, financial condition and results of operations.

Nordic Windpower USA, Inc. ("Nordic Windpower") has threatened to commence a lawsuit against us by filing a complaint against Nordic Turbines, Inc. in the U.S. District Court for the Northern District of California on August 11, 2009, alleging trademark infringement, trademark dilution, unfair competition and trade dress infringement. To date, we have not been served with this complaint. Even though we have had and will continue to have meaningful discussions with Nordic Windpower to resolve any remaining claims it may assert, we cannot guarantee that any such remaining claims will be resolved amicably and in the near future. Such litigation may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations. See "Legal Proceedings" for further details regarding this pending matter.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights or defend against third-party allegations of infringement may be costly.

We rely primarily on trade secret and contractual restrictions to protect our intellectual property. Nevertheless, these afford only limited protection and the actions we take to protect our intellectual property rights may not be adequate. As a result, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition or operating results. In addition, policing unauthorized use of proprietary technology can be difficult and expensive. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others and the enforcement of intellectual property rights in China may be difficult. We cannot assure you that the outcome of any litigation will be in our favor. Intellectual property litigation may be costly and may divert management attention as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Implementation of China’s intellectual property-related laws has historically been lacking, primarily because of ambiguities in China’s laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. We do not have any business liability or disruption insurance coverage for our operations in China. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

Corporate insiders or their affiliates may be able to exercise significant control matters requiring a vote of our stockholders and their interests may differ from the interests of our other stockholders.

Pursuant to the Call Option Agreement and Voting Trust Agreement entered into by and between BVI and certain of our officers and directors on September 30, 2009, such officers and directors have the opportunity to acquire, as well as to vote, all of the shares of GC China Turbine issued to BVI as part of the Exchange Transaction, which shares comprise of 54% of our issued and outstanding common stock. As a result, these officers and directors may be able to exercise significant control over matters requiring approval by our stockholders. Matters that require the approval of our stockholders include the election of directors and the approval of mergers or other business combination transactions. Certain transactions are effectively not possible without the approval of these officers and directors by virtue of their control over the shares held by BVI, including, proxy contests, tender offers, open market purchase programs or other transactions that can give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of our common stock.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.

Failure to timely comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our debt and equity securities.

We currently are not an “accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. As of December 31, 2008, the management of the Company assessed the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments.  Management concluded, during the year ended December 31, 2008, that its internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP rules.  Management realized there were deficiencies in the design or operation of the Company’s internal control that adversely affected the Company’s internal controls which management considers to be material weaknesses.

Nevertheless, our management has determined that all matters to be disclosed in this report have been fully and accurately reported. We are in the process of improving our processes and procedures to ensure full, accurate and timely disclosure in the current fiscal year, with the expectation of establishing effective disclosure controls and procedures and internal control over financial reporting as soon as reasonably practicable. For the fiscal year ending December 31, 2010, our independent registered public accounting firm will be required to issue a report on management’s assessment of our internal control over financial reporting and their evaluation of the operating effectiveness of our internal control over financial reporting. Our assessment requires us to make subjective judgments and our independent registered public accounting firm may not agree with our assessment.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that, we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively. We will continue to consistently improve our internal control over the financial reporting with our best efforts and we plan to engage assistance from outside experts in doing so.

We do not have sufficient GAAP knowledge or SEC reporting experience.

We currently do not have a clear process, schedule, segregation of duties or review with respect to the SEC reporting process or have an accounting and financial reporting team with sufficient knowledge of U.S. GAAP. In additional, we do not have sufficient knowledge of the Sarbanes-Oxley Act.   The Company is committed to remedying the deficiency and weakness and has planned to implement certain remedial measures, including the hiring of a comptroller or other finance personnel with U.S. GAAP and SEC reporting experience, provision of additional training to our accounting personnel on the requirements of U.S. GAAP and SEC reporting requirements to increase their familiarity with those standards and the reassessment of our existing finance and accounting policies and procedures.

Risks Related to Our Corporate Structure

Our acquisition of GC Nordic New Energy Co., Ltd could constitute a Round-trip Investment under the 2006 M&A Rules.

Prior to obtaining the approval from the Commerce Bureau of Wuhan City on August 5, 2009 and the business license from the Wuhan Administration for Industry and Commerce on August 10, 2009, pending the full payment of the purchase price, and prior to Luckcharm Holdings Limited purchasing 100% capital stock of GC Nordic (the “GC Nordic Acquisition”), GC Nordic was a PRC business whose shareholders were nine PRC individuals, of which Hou Tie Xin was the controlling shareholder holding 58.46% of its shares. When Luckcharm was incorporated on June 15, 2009 and when the GC Nordic Acquisition was approved, none of the shareholders of Luckcharm was a PRC citizen. After the GC Nordic Acquisition, Luckcharm Holdings Limited became the sole shareholder of GC Nordic. On September 30, 2009, Luckcharm, the Company, BVI and a certain stockholders of the Company executed the Exchange Agreement and immediately after the consummation of the Exchange Transaction between Luckcharm and the Company, BVI, which held 100% of the equity interests of Luckcharm, became our controlling shareholder. Mr. Hou Tie Xin, Ms. Qi Na, Ms. Zhao Ying and Mr. Xu Jia Rong, who are PRC nationals and who have become officers and directors of the Company in connection with the Exchange Transaction, are parties to a Call Option Agreement with BVI, pursuant to which these individuals have the opportunity to acquire the shares of the Company’s common stock issued to BVI as part of the Exchange Transaction (the “Shares”). These individuals are additionally parties to a Voting Trust Agreement with BVI, pursuant to which they have the right to vote the Shares on behalf of BVI. The Call Option Agreement and Voting Trust Agreement were executed in conjunction with the GC Nordic Acquisition.

The PRC regulatory authorities may take the view that the GC Nordic Acquisition, Exchange Transaction, the Call Option Agreement and Voting Trust Agreement are part of an overall series of arrangements which constitute a round-trip investment under PRC 2006 M&A Rules because the PRC individuals could collectively become the effective controlling party of a foreign entity (Luckcharm Holdings Limited) that acquired ownership of a PRC entity (GC Nordic). As such, the PRC regulatory authorities may require registration with and/or approval by the PRC Ministry of Commerce (“MOFCOM”) and/or the State Administration for Industry and Commerce (“SAIC”). If such registration or approval is required, we cannot assure you that we may be able to complete such registration or obtain such approval.

If the PRC regulatory authorities take the view that the GC Nordic Acquisition constitutes a round-trip investment without approval, they may invalidate our acquisition and ownership of GC Nordic. Additionally, the PRC regulatory authorities may take the view that the GC Nordic Acquisition constitutes a transaction which requires the prior approval of the China Securities Regulatory Commission (“CSRC”) before MOFCOM approval is obtained. We believe that if this takes place, we may be able to find a way to re-establish control of GC Nordic’s business operations through a series of contractual arrangements rather than an outright purchase of GC Nordic. But we cannot assure you that such contractual arrangements will be protected by PRC law or that we can receive as complete or effective economic benefit and overall control of GC Nordic’s business than if the Company had direct ownership of GC Nordic. In addition, we cannot assure you that such contractual arrangements can be successfully effected under PRC law. If we cannot obtain MOFCOM or CSRC approval as may be required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of GC Nordic, our business and financial performance will be materially adversely affected.

Risks Related to Doing Business in China

Because our assets are located overseas, shareholders may not receive distributions that they would otherwise be entitled to if we were declared bankrupt or insolvent.

All of our assets are located in the PRC. Because our assets are located overseas, our assets may be outside of the jurisdiction of U.S. courts to administer if we are the subject of an insolvency or bankruptcy proceeding. As a result, if we declared bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the U.S., under U.S. Bankruptcy law.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

All of our business operations are currently conducted in the PRC, under the jurisdiction of the PRC government. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.

We conduct substantially all of our business through subsidiaries and affiliated entities in China. These entities are generally subject to laws and regulations applicable to foreign investment in China. China's legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, Chinese legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and China's legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

New labor laws in the PRC may adversely affect our results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law. The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

Unprecedented rapid economic growth in China may increase our costs of doing business, and may negatively impact our profit margins and/or profitability.

Our business depends in part upon the availability of relatively low-cost labor and materials. Rising wages in China may increase our overall costs of production. In addition, rising raw material costs, due to strong demand and greater scarcity, may increase our overall costs of production. If we are not able to pass these costs on to our customers in the form of higher prices, our profit margins and/or profitability could decline.

Governmental control of currency conversion may affect the value of your investment.

The Chinese government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current structure, our income is primarily derived from payments from GC Nordic. Shortages in the availability of foreign currency may restrict the ability of our Chinese subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from China State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The Chinese government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollar. We rely entirely on fees paid to us by our affiliated entity in China. Any significant fluctuation in the value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollar. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollar into RMB for such purposes.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of an epidemic outbreak, such as the SARS epidemic in April 2004. Any prolonged recurrence of such adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other government regulations adopted in response may require temporary closure of our stores or offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Risks Related to an Investment in Our Securities

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We expect to experience volatility in our stock price, which could negatively affect shareholders’ investments.

The market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

Other factors, in addition to the those risks included in this section, that may have a significant impact on the market price of our common stock include, but are not limited to:

•	receipt of substantial orders or order cancellations of products;

•	quality deficiencies in services or products;

•	international developments, such as technology mandates, political developments or changes in economic policies;

•	changes in recommendations of securities analysts;

•	shortfalls in our backlog, revenues or earnings in any given period relative to the levels expected by securities analysts or projected by us;

•	government regulations, including stock option accounting and tax regulations;

•	energy blackouts;

•	acts of terrorism and war;

•	widespread illness;

•	proprietary rights or product or patent litigation;

•	strategic transactions, such as acquisitions and divestitures;

•	rumors or allegations regarding our financial disclosures or practices; or

•	earthquakes or other natural disasters concentrated in Hubei, China where a significant portion of our operations are based.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to changes in the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

Our common shares are not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

We cannot predict the extent to which an active public market for its common stock will develop or be sustained.  However, we do not rule out the possibility of applying for listing on the NYSE Amex (formerly known as American Stock Exchange) or NASDAQ Capital Market or other markets.

Our common shares are currently traded, but currently with low volume, based on quotations on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.

Through the Call Option Agreement and Voting Trust Agreement entered into by and between BVI and certain of our officers and directors on September 30, 2009, our principal shareholders, which includes our officers and directors, and their affiliated entities, own approximately 54% of our outstanding shares of common stock. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all of our shareholders.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize consolidated financial data regarding the business of the Company and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated pro forma financial statements of the Company and the related notes included with those financial statements.  The summary consolidated financial information as of June 30, 2009 (unaudited) and 2008 (unaudited) and for the fiscal years ended December 31, 2008 and 2007 have been derived from our consolidated financial statements for GC Nordic.  All monetary amounts are expressed in U.S. dollar unless otherwise indicated.

(in US$ except loss per share data)

	Six months ended June 30,		Twelve months ended December 31,
	2009	2008	2008	2007

Income statement data:
Sales	$-	$-	$3,065,007	$-
Cost of sales	-	-	2,970,613	-
Gross profit	-	-	94,394	-
Total operating expenses	379,459	192,738	546,007	344,220
Interest expense	82,634	-	106,231	-
Interest income	-	-	1,405	2,156
Other, net	5,364	(62,370)	(62,109)	(32,852)
Loss before income tax	(467,457)	(130,368)	(494,330)	(309,212)
Income tax benefit	116,864	29,985	115,742	72,601
Net loss	$(350,593)	$(100,383)	$(378,588)	$(236,611)
Loss per shares-basic and diluted	$(350,593)	$(100,383)	$(378,588)	$(236,611)

Shares used in calculating basic and diluted per share	1	1	1	1

Balance Sheet Data

(in US$ except loss per share data)
		As at December 31,
	As of June 30, 2009	2008	2007
Consolidated balance sheet data:
Cash and cash equivalents	$452,067	$10,661	$681,165
Working capital (deficit)	832,351	(400,355)	(1,146,830)
Total assets	13,680,527	10,958,034	7,122,852
Total liabilities	10,406,019	8,797,440	6,103,869
Total shareholders’ equity	3,274,508	2,160,594	1,018,983

Cash Flow Data

  (in US$ except loss per share data)

	Six months ended June 30,		Twelve months ended December 31,
	2009	2008	2008	2007

Net cash provided by (used in ) operating activities	$(855,323)	$(968,750)	$(2,369,299)	$90,669
Net cash used in investing activities	(27,225)	(138,501)	(189,643)	(1,368,190)
Net cash provided by financing activities	1,323,861	1,125,814	1,865,443	1,730,753
Effect of foreign currency translation on cash and cash equivalents	93	44,846	22,995	29,341
Net cash flow	$441,406	$63,409	$(670,504)	$482,573

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of GC China Turbine for the fiscal years ended December 31, 2008 and  2007, and for the six months ended  June 30, 2009 and 2008 should be read in conjunction with the Selected Consolidated Financial Data, the Luckcharm  financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW

The Company was incorporated under the laws of the State of Nevada on August 25, 2006.  On October 30, 2009 the Company closed a voluntary share exchange transaction with a wind turbines manufacturer based in China pursuant to the Exchange Agreement by and among the Company, Luckcharm, its shareholder BVI and its subsidiary GC Nordic.  Prior to the Exchange Transaction, we were a pre-exploration company engaged in the mining business and a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  As a result of the Exchange Transaction, the BVI became our controlling shareholder and Luckcharm became our wholly-owned subsidiary, and we acquired the business and operations of GC China Turbine Group.

 The Company is a leading manufacturer of 2-bladed wind turbines located in Wuhan City of Hubei Province, China. The Company sought to license and develop a groundbreaking technology in the wind energy space that would have a high likelihood of meeting rigorous requirements for low-cost and high reliability. We identified a 2-bladed wind turbine technology that was developed through a 10 year research project costing over US$ 75 million. The 2-blade technology has the benefits of lower manufacturing cost, lower installation cost and lower operational costs. Our launch product is a 1.0MW utility scale turbine and we are producing the 1.0MW 2-blade wind turbines with a focus on our chosen Chinese markets. The Company plans to penetrate the broader reaches of the Chinese market with the launch of our larger 2.3 and 3.0 MW 2-blade wind turbines. We have already successfully won three wind farm contracts and begun delivering turbines to fulfill some of these contracts.  We are developing a track record and brand-awareness through the execution of our first three contracts.

Our management’s discussion and analysis of our financial condition and results of operations are only based on our current wind turbines business.  Our previous shell company’s result of operation is immaterial and will not be included in the discussion below.  Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and income and taxation.  There has been a legal proceeding brought against GC China Turbine in connection with trademark infringement, trademark dilution, unfair competition and trade dress infringement, which may have an adverse effect on our results of operations, see “Legal Proceedings.”  Although management is not aware of any additional significant issues associated with our intellectual property, there can be no assurance that additional issues will not be identified in the future and this may have an adverse effect on our results of operations, see “Risk Factors.”

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods.  On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 3 to our consolidated financial statements appearing at Exhibits 99.2 and 99.3, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Revenue Recognition

We recognize revenues in accordance with Staff Accountant Board ("SAB") No. 104, "Revenue Recognition", when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable and collectability is reasonably assured. For an arrangement with multiple deliverables, we recognize product revenues in accordance with Emerging Issues Task Force ("EITF") No. 00-21, "Revenue Arrangements with Multiple Deliverables". We are not contractually obligated to accept returns. The sales of goods and services involve inconsequential or perfunctory performance obligations. These obligations can include non-essential installation or training, provision of product manuals and materials, and limited, pre-scheduled technical maintenance support. When the only remaining undelivered performance obligation under an arrangement is inconsequential or perfunctory, we recognize revenue on the delivery of turbines, the predominant deliverable in the total contract and provides for the cost of the unperformed obligations. Cash advances received from customers before the revenue is earned are classified as deferred revenue.

Warranty

We provide for the estimated cost of product warranties at the time revenue is recognized. However, we bear the risk of warranty claims for approximately two years after we have sold our products and recognized revenues. Because we are a relatively new company, we have a limited warranty claim period. We also engage in product quality assurance programs and processes, including monitoring and evaluating the quality of suppliers, in an effort to ensure the quality of our products and reduce our warranty exposure. As we have not experienced significant warranty claims to date, we accrue the estimated costs of such warranties based on our assessment of competitors’ accrual history while incorporating some estimates of failure rates through our quality review staff. Actual warranty costs are accumulated and charged against accrued warranty liability. Our warranty obligation will be affected not only by our product failure rates, but also by costs incurred to repair or replace failed products as well as any service delivery costs incurred in correcting a product failure. If our actual product failure rates, material usage or service delivery costs differ from our estimates, we will need to prospectively revise our estimated warranty liability accrual rate.

Allowance for doubtful accounts

We conduct credit reviews for customers to whom we extend credit terms. We estimate the amount of accounts receivable that may not be collected based on the aging of our accounts receivable and specific evidence relating to the financial condition of our customers that may affect their ability to pay their balances.

Impairment of long-lived assets

We evaluate our long-lived assets and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. When these events occur, we measure impairment by comparing the carrying amount of the asset group to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, we would recognize an impairment loss equal to the excess of the carrying amount over the fair value of the assets. For the periods presented, we recorded no impairment of our long-lived assets.

Inventories

Our inventories are stated at the lower of cost or net realizable value determined by the weighted average method. The valuation of inventory involves our management’s determination of the value of excess and slow moving inventory, which is based upon assumptions of future demands and market conditions. If actual market conditions are less favorable than those projected by management, inventory write-downs may be required. We routinely evaluate quantities and value of our inventories in light of current market conditions and market trends, and record write-downs against the cost of inventories for a decline in net realizable value. Inventory write-down charges establish a new cost basis for inventory. In estimating obsolescence, we utilize our backlog information and project future demand. Market conditions are subject to change and actual consumption of inventories could differ from forecasted demand. Furthermore, the price of steel, a key raw material component in our turbines is subject to fluctuations based on global supply and demand. If actual market conditions are less favorable or other factors arise that are significantly different than those anticipated by our management, additional inventory write-downs or increases in obsolescence reserves may be required. Our management continually monitors the spot price of steel to ensure that inventory is recorded at the lower of cost or net realizable value.

Income Taxes

As required by Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes,” we periodically evaluate the likelihood of the realization of deferred tax assets, and reduce the carrying amount of these deferred tax assets by a valuation allowance to the extent we believe a portion will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income, the carry-forward periods available to us for tax reporting purposes, and other relevant factors. Deferred income taxes are recognized for (1) temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, or (2) net operating loss carry forwards and credits by applying enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on the characteristics of the underlying assets and liabilities, or the expected timing of their use when they do not relate to a specific asset or liability.

RESULTS OF OPERATIONS

Six months ended June 30, 2009 and 2008.

Results of Operations

	Six months ended June 30,
	2009	2008
	(in US$)
Sales	$-	$-
Gross Profit	-	-
Operating Expenses:
Selling and Marketing Expenses	27,787	11,527
Research and Development Expenses	40,775	47,069
General and Administrative Expenses	310,897	134,142
Loss From Operations	(379,459)	(192,738)
Interest Expense	82,634	-
Other, Net	5,364	(62,370)
Income Tax Benefit	116,864	29,985
Net Loss	$(350,593)	$(100,383)

Sales

Sales for the six months ended June 30, 2009 and 2008 were US$ 0 and US$ 0. There were no sales for both the six month periods because we were only manufacturing the wind turbines during these periods.  We did not realize any sales until the second half of the year for both periods when we delivered wind turbines.  Beginning from the second half of 2009, we started mass production based on orders from our customers, and therefore, we anticipate sales for every quarter starting in fiscal 2010.

Operating Expenses

Selling expenses for the second quarter ended June 30, 2009 increased by 141.1% from US$ 11,527 for the same period in 2008 to US$ 27,787 in 2009. The increase was mainly due to an increase in salaries and traveling expenses for the six months ended June 30, 2009.  We had to increase our sales personnel and certain expenses in order to effectively develop our markets and capture market share.

Research and development expenses for the six month period ended June 30, 2009 was US$ 40,775 compared to US$ 47,069 for the comparable period in 2008, a decrease of US$ 6,294 or 13.4%.  The decrease was mainly attributable to a government grant of research funds we received during the six months ended June 30, 2009, which decreased our own research and development expenses for such period.

General and administrative expenses increased by 131.8% from US$ 134,142 for the second quarter in 2008 to US$ 310,897 for the same period in 2009.  Since our business expanded during the six months ended June 30, 2009, we hired additional employees, associated with administrative activities, which led to an increase in salary and benefits.  Due to the financing activities during the six months ended June 30, 2009, our legal and auditing fees also increased accordingly.

Interest Expenses

Interest expenses were US$ 82,643 for the six months ended June 30, 2009 compared to US$ 0 for the same period in 2008. We received a one-year bank loan during July 2008 and paid out the loan’s interest in the amount of US$ 82,643 during the six month period ended June 30, 2009.

Other, Net

Other net primarily represents the foreign exchange gain of imported components.  Total other net was US$ 5,364 for the period ended June 30, 2009 compared to total other net of US$ 62,370 for the six month period ended June 30, 2008, a decrease of US$ 57,006 or 241.1%.

Income Tax Benefit

Income tax benefit for the six months ended June 30, 2008 and 2009 amounted to US$ 29,985 and US$ 116,864, respectively, and the effective tax rates were 23% and 25% respectively. The increase in income tax benefit was attributable to an increase of accumulated net operating loss and effective tax rates.

Net Loss

Net loss for the six months ended June 30, 2009 was US$ 350,593, an increase of US$ 250,210 from US$ 100,383 for the same period in 2008.  This increase in net loss was mainly attributable to an increase in selling, administration and finance expenses for the period ended June 30, 2009.

Comparison of Years Ended December 31, 2008 and December 31, 2007

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

Results of Operations

	Year ended December 31,
	2008			2007
	(in US$, except for percentages)
Sales	$3,065,007	100.00%		$-	-%
Cost of sales	2,970,613	96.92%		-	-%
Gross profit	94,394	3.08%		-	-%
Operating expense	546,007	17.81%		344,220	-%
Loss from operations	(451,613)	(14.73	) %	(344,220)	-%
Other, Net	42,717	1.39%		(35,008)	-%
Operating expense	115,742	3.78%		72,601	-%
Loss from operations	$(378,588)	(12.35	) %	$(236,611)	-%

Sales

Sales for the year ended December 31, 2008 were US$ 3,065,007 compared to US$ 0 for the year ended December 31, 2007.  We executed our first contract with our first and sole customer during fiscal 2007 but we did not realize the sales until we delivered our wind turbines in fiscal 2008.  The increase was due to sales to our first and sole customer during fiscal 2008.

Cost of Sales and Gross Profit Margin

The following table sets forth the components of our cost of sales and gross profit both in absolute amount and as a percentage of total net sales for the periods indicated.

	Year ended December 31,
	2008		2007
	(in US$, except for percentages)
Total Net Sales	$3,065,007	100.00%	$-	-%
Raw materials	2,235,843	72.95%	-	-%
Labor	9,095	2.97%	-	-%
Other and Overhead	725,675	23.68%	-	-%
Total Cost of Sales	2,970,613	96.92%	-	-%
Gross Profit	$94,394	3.08%	$-	-%

Total cost of sales for the year ended December 31, 2008 was US$ 2,970,613, an increase from US$ 0 in 2007. Gross profit for fiscal year ended 2008 was US$ 94,394 or 3.08% compared to US$ 0 for fiscal year 2007.  Since we did not start manufacturing until the second half of 2008, we allotted the manufacturing expenses of fiscal 2008 to four wind turbines that we sold to customers.  Thus, this resulted in a higher cost basis and a lower gross profit, which does not sufficiently reflect the Company’s earning capacity.  We started mass production starting from the second half of 2009, and therefore, we expect an increase in our gross profit.

The above-mentioned increases were due to sales to our first and sole customer during fiscal year 2008 compared to fiscal year 2007.

Selling, General and Administrative Expenses

	For the year ended December 31,
	2008		2007
	$	% of Total Net Sales	$	% of Total Net Sales
	(in US$, except for percentages)
Gross profit	$94,394	30.80%	$-	-%
Operating expenses:
Selling expenses	57,925	1.89%	8,895	-%
Research and development expenses	94,300	3.08%	-	-%
General and administrative expenses	393,782	12.85%	335,325	-%
Total	546,007	17..81%	344,220	-%
Loss from operations	(451,613)	(14.73)%	(344,220)	-%
Interest Expense	106,231	3.47%	-	-%
Interest Income	(1,405)	0.05%	(2,156)	-%
Other, Net	(62,109)	2.03%	(32,852)	-%
Income Tax Benefit	115,742	3.78%	72,601	-%
Net Loss	$(378,588)	12.35%	$(236,611)	-%

Operating Expenses

Selling expenses in 2008 increased by US$ 49,030 from US$ 8,895 in 2007 to US$ 57,925 in 2008.  In order to develop our markets and capture market share, we increased our sales force and certain selling expenses for the year ended 2008 including salaries, traveling, marketing and other expenses.

Research and development expenses were US$ 94,300 for the fiscal year ended December 31, 2008 compared to US$ 0 for the fiscal year ended December 31, 2007.  The increase in research and development expenses was primarily attributable to the patent amortization of the 1.5MW wind turbine, which occurred in fiscal 2008 in the amount of US$ 94,300.

General and administrative expenses increased by US$ 58,457 from US$ 335,325 in 2007 to US$ 393,782 in 2008.  The increase was mainly due to the expansion of our business, hiring of more employees associated with administrative activities, and an increase in legal and audit expenses incurred from our financing activities.

Interest Expenses

Interest expenses were US$ 106,231 in 2008 compared to US$ 0 in 2007. The increase in interest expenses was due to an interest payment we made in fiscal 2008 for a bank loan we borrowed in fiscal 2008.

Interest Income

Interest income were US$ (1,405) for the year ended 2008 compared to US$ (2,156) for the year ended 2007.

Other, Net

Other, net for 2007 and 2008 amounted to US$ 32,858 and US$ 62,109, respectively. The increase of other, net in 2008 was mainly due to an increase in foreign exchange gain of imported components compared to 2007.

Income Tax Benefit

Income tax benefit for 2008 was US$ 115,742 compared to US$ 72,601 for 2007, an increase of 59.4%.  The increase in income tax benefit for 2008 was attributable to an increase of accumulated net operating loss.

Net Loss

Net loss in 2008 was US$ 378,588, an increase of US$ 141,977 from US$ 236,611 in 2007. This increase was mainly attributable to the increase of our operational expenses in 2008. Even though our gross profit for 2008 increased by US$ 94,394 compared to 2007, we still suffered a greater net loss due to the operational expenses we incurred in 2008.

LIQUIDITY AND CAPITAL RESOURCES

Six Months Ended June 30, 2009

As of June 30, 2009, we had cash and cash equivalents of US$ 452,067, other current assets of US$ 10,786,303 and current liabilities of US$ 10,406,019.  In the beginning stage, we financed our operations mainly from Guoce Science and Technology, a related party and bank loans since the cash flow from our operations provided limited funds.  We presently finance our operations through the private placement of equity and debt securities. We anticipate that these sources will continue to be our primary source of funds to finance our short-term cash needs.  If we require additional capital to expand or enhance our existing facilities, we will consider other public or private debt or equity offerings or institutional borrowing as potential means of financing.

Net cash used in operating activities for the six months ended June 30, 2009 was US$ 855,323 compared with net cash used in operating activities of US$ 968,750 for the same period in 2008. Net cash used in operating activities for the six months ended June 30, 2009 was mainly due to net loss of US$ 350,593, non-cash items not affecting cash flows of US$ 147,091 and a US$ 651,821 increase in working capital. In order to prepare for mass production in the second half of 2009, we purchased substantial raw materials which caused a US$ 375,854 increase in inventories.  Due to the tight supply of raw material in the wind turbines industry, we normally pay in advance for most of our raw material.  With the increased purchases, the advance to suppliers increased US$ 457,067.  During the six months ended June 30, 2009, we received a prepayment from our customer which increased deferred revenue approximately US$ 848,791.  The amount due from related party increased US$ 352,169 due to the prepayment to a related party who imports raw material from overseas suppliers on behalf of the Company.

Net cash used in operating activities for the same period in 2008 was mainly due to a net loss of US$ 100,383 and non-cash items not affecting cash flows of US$ 117,348.  The changes in operating assets and liabilities for the six months ended June 30, 2008 was primarily related to a US$ 3,246,595 increase in inventory mainly due to raw material purchased for preparation for the four turbines that we delivered in the second half of 2008, a US$ 1,373,929 decrease in advance to suppliers as most of the raw material we purchased  were in late 2007 and had been delivered in that period, and a US$ 698,123 increase in deferred revenue due to the prepayment from our customer.

Net cash used in investing activities was approximately US$ 27,225 for the six months ended June 30, 2009, compared with US$ 138,501 used in investing activities for the same period in 2008. Cash invested to purchase property, equipment and intangible assets was US$27,225 and US$ 0 for the six months ended June 30, 2009 respectively. Cash invested to purchase property, equipment and intangible assets was US$ 66,830 and US$ 71,671 for the same period in 2008, respectively.

Net cash provided by financing activities was US$ 1,323,861 for the six months ended June 30, 2009, compared with US$ 1,125,814 net cash provided by financing activities for the same period in 2008.  Cash provided by financing activities during the six months ended June 30, 2009 resulted from the repayment of a related party loan of US$ 433,835, cash provided by a related party loan of US$ 294,595 and cash proceeds from shareholders’ contribution of US$ 1,463,101. Cash provided by financing activities during the same period in 2008 was attributable to the repayment of a related party loan of US$ 635,660 and cash provided by a related party loan of US$ 1,761,474.

Year Ended December 31, 2008

As of December 31, 2008, we had cash and cash equivalents of US$ 10,661, other current assets of US$ 8,386,424 and current liabilities of US$ 8,797,440. We presently finance our operations through the private placement of equity and debt securities, and we anticipate that this will continue to be our primary source of funds to finance our short-term cash needs. If we require additional capital to expand or enhance our existing facilities, we will consider debt or equity offerings or institutional borrowing as potential means of financing.

Net cash used in operating activities for 2008 was US$ 2,369,299 compared with net cash provided by operating activities of US$ 90,669 for 2007. Net cash used in operating activities for 2008 was mainly due to net loss of US$ 378,588, non-cash items not affecting cash flows of US$ 150,112 and a US$ 2,140,823 increase in working capital. With the delivery of four sets of wind turbines in 2008, the account receivable increased US$ 3,090,202.  As the entity commenced operation in 2008, the purchase of the raw material and WIP led to a US $3,138,120 increase in inventory.  The advance to suppliers decreased US$ 2,724,470 due to the arrival of raw materials purchased in late 2007.  Other current liabilities mainly include VAT payable, warranty accrual and other royalty accrual which increased US$ 820,711. Net cash used in operating activities for 2007 was mainly due to a net loss of US$ 236,611 and non-cash items not affecting cash flows of US$ 58,847. The changes in working capital for 2007 were primarily related to a US$ 3,302,055 increase in advance to suppliers due to the prepayment for raw material as we targeted to commence operation in early 2008, and a US$ 3,961,544 increase in deferred revenue because of the prepayment received from our customer.

Net cash used in investing activities was approximately US$189,643 for 2008, compared with US$ 1,368,190 used in investing activities for 2007. Cash invested to purchase property, equipment and intangible assets was US$ 118,869 and US$ 70,774 for 2008, respectively. Cash invested to purchase property, equipment and intangible assets was US$ 135,060 and US$ 775,599 for 2007, respectively.  The increase in intangible assets was primarily due to the purchase of 1.5MW wind turbine technology, which we planned to use for research and development activities.

Net cash provided by financing activities was US$ 1,865,443 in 2008, compared with US$ 1,730,753 net cash provided by financing activities in 2007.  Cash provided by financing activities during 2008 resulted from the repayment of a  related party loan of US$ 4,177,327, cash provided by a new bank loan of US$ 2,194,298, cash provided by a related party loan of US$ 2,389,193 and cash proceeds from shareholders’ contribution of US$ 1,459,279. Cash provided by financing activities during 2007 was attributable to the repayment of a related party loan of US$ 5,595,546 and cash provided by a related party loan of US$ 7,326,299.

CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of June 30, 2009, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	3-5 Years	5 Years +

Contractual obligations :
Capital obligations	$997,197	$997,197	$-	$-	$-
Purchase obligations	24,712,911	$14,827,747	9,885,164	-	-
Short-term debt obligations	3,195,582	3,195,582	-	-	-
Total contractual obligations:	$28,905,690	$19,020,526	$9,885,164	$-	$-

Capital obligations include the items that have not been carried out under current contracts with our suppliers.

Purchase obligations consist of expenses on purchasing components, such as gear box, power generator, and blades, etc.

Short-term obligations consist of: (1) US$ 2,195,582 term loans borrowed from a local commercial bank with an interest rate of 6.37% as at June 30, 2009.  The interest rate is subject to adjustment in accordance with the basic interest rate released by the People’s Bank of China, and (2) a promissory note issued to GC China Turbine in the principle amount of US$ 1,000,000 with an interest rate of 6% per annum.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Recently Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141, “Business Combinations (Revised 2007)” (“SFAS No. 141R”). SFAS No. 141R is relevant to all transactions or events in which one entity obtains control over one or more other businesses. SFAS No. 141R requires an acquirer to recognize any assets and non-controlling interest acquired and liabilities assumed to be measured at fair value as of the acquisition date. Liabilities related to contingent consideration are recognized and measured at fair value on the date of acquisition rather than at a later date when the amount of the consideration may be resolved beyond a reasonable doubt. This revised approach replaces SFAS No.141’s cost allocation process in which the cost of an acquisition was allocated to the individual assets acquired and liabilities assumed based on their respective fair value. SFAS No. 141R requires any acquisition-related costs and restructuring costs to be expensed as incurred as opposed to allocating such costs to the assets acquired and liabilities assumed as previously required by SFAS No. 141. Under SFAS No. 141R, an acquirer recognizes liabilities for a restructuring plan in purchase accounting only if the requirements of SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” are met. SFAS No. 141R allows for the recognition of pre-acquisition contingencies at fair value only if these contingencies are likely to materialize. If this criterion is not met at the acquisition date, then the acquirer accounts for the non-contractual contingency in accordance with recognition criteria set forth under SFAS No. 5, “Accounting for Contingencies”, in which case no amount should be recognized in purchase accounting. SFAS No. 141R is effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008. The adoption of SFAS No. 141R changed the Group’s accounting treatment for business combination on a prospective basis beginning on January 1, 2009.

In April 2009 the FASB issued Staff Position No. 141R-1 “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP FAS 141(R)-1”). FSP FAS 141(R)-1 amends the provisions in SFAS No. 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. The FSP FAS 141(R)-1 eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria in Statement 141R and instead carries forward most of the provisions in SFAS No. 141 for acquired contingencies. FSP FAS 141(R)-1is effective for contingent assets and contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of FSP FAS 141(R)-1 changed the Group’s accounting treatment for business combination on a prospective basis beginning on January 1, 2009.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). This position amends the factors an entity should consider when developing renewal or extension assumptions used in determining the useful life over which to amortize the cost of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP FAS 142-3 requires an entity to consider its own historical experience in renewing or extending similar arrangements in determining the amortizable useful life. Additionally, this position requires expanded disclosures related to the determination of intangible asset useful lives. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008, and may impact any intangible assets the Group acquires in future transactions. The guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements, though, shall be applied prospectively to all intangible assets recognized as of the effective date. Early adoption is prohibited. The Group adopted FSP FAS 142-3 as of January 1, 2009 and the adoption did not have material impact on the Group's financial position, results of the operations and cash flows.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS 162 is effective 60 days following SEC approval.

In November 2008, the EITF reached a consensus-for exposure on EITF Issue No. 08-1, "Revenue Arrangements with Multiple Deliverables", or EITF 08-1, which was subsequently ratified by the FASB and confirmed at its September 2009 meeting.  The Task Force discussed a model that would amend EITF 00-21 to require an entity to estimate the selling price for all units of accounting, including delivered items, when vendor-specific objective evidence or acceptable third-party evidence of the selling price does not exist for them, and eliminate the residual allocation method and require an entity to apply the relative selling price allocation method in all circumstances.  EITF 08-1 will be effective for fiscal years beginning on or after June 15, 2010.  Entities can elect to apply this Issue (1) prospectively to new or materially modified arrangements after the Issuer’s effective date or (2) retrospectively for all periods presented.  Early application is permitted.  The Group is now evaluating the possible impact on the consolidated financial statements.

At the November 24, 2008 meeting, the FASB ratified the reached in EITF Issue No. 08-7, “Accounting for Defensive Intangible Assets” (“EITF 08-7”). EITF 08-7 requires entities that will acquire a defensive intangible asset after the effective date of Statement 141(R), to account for the acquired intangible asset as a separate unit of accounting and amortize the acquired intangible asset over the period during which the asset would diminish in value. EITF 08-7 is effective for defensive intangible assets acquired in fiscal years beginning on or after December 15, 2008. The adoption of EITF 08-7 did not have a material impact on the Group’s consolidated financial statements.

On April 9, 2009, the FASB issued FASB Staff Position No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP FAS 107-1 and APB 28-1”), to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. The adoption of FSP FAS 107-1 and APB 28-1 did not have a material impact on the Group’s consolidated financial statements.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" (“SFAS No.165”).  SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, SFAS No. 165 provides (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. We incorporated the requirements on June 30, 2009.

In June 2009, the FASB approved the "FASB Accounting Standards Codification" ("Codification") as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The Codification is effective for the Group during the annual period ending December 31, 2009 and will not have an impact on the financial condition or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

GC China Turbine Group does not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. Our financial instruments consist of cash, accounts receivable, amount due from related parties, accounts payable, accrued expenses, debt and long-term obligations. The objective of our policies is to mitigate potential income statement, cash flow and fair value exposures resulting from possible future adverse fluctuations in rates. We evaluate our exposure to market risk by assessing the anticipated near-term and long-term fluctuations in interest rates and foreign exchange rates. This evaluation includes the review of leading market indicators, discussions with financial analysts and investment bankers regarding current and future economic conditions and the review of market projections as to expected future rates.

Interest Rates. We did not experience any material changes in interest rate exposures during 2007, 2008 and six-month period ended June 30, 2009.  Hence, the effect of the fluctuations of the interest rates is considered minimal to our business operations. Based upon economic conditions and leading market indicators at June 30, 2009, we do not foresee a significant adverse change in interest rates in the near future and do not use interest rate derivatives to manage exposure to interest rate changes.

Foreign Exchange Rates. The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China (“PBOC”) regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Because substantially all of our earnings, cash and assets are denominated in RMB, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. As a result, we face exposure to adverse movements in currency exchange rates as the financial results of our Chinese operations are translated from local currency into U.S. dollar upon consolidation. If the U.S. dollar weakens against the RMB, the translation of our foreign-currency-denominated balances will result in increased net assets, net revenues, operating expenses, and net income or loss. Similarly, our net assets, net revenues, operating expenses, and net income or loss will decrease if the U.S. dollar strengthens against the RMB. Additionally, foreign exchange rate fluctuations on transactions denominated in RMB other than the functional currency result in gains and losses that are reflected in our Consolidated Statement of Income. Our operations are subject to risks typical of international business, including, but not limited to, differing economic conditions, changes in political climate, differing tax structures, other regulations and restrictions, and foreign exchange rate volatility.

Considering the RMB balance of our cash as of June 30, 2009, which amounted to US$ 452,067, a 1.0% change in the exchange rates between the RMB and the U.S. dollar would result in an increase or decrease of approximately US$ 4,521 of the balance.

Our financial statements are expressed in U.S. dollar but the functional currency of our operating subsidiary is RMB. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollar and RMB. To the extent we hold assets denominated in U.S. dollar, any appreciation of the RMB against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of RMB against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our stock.

DESCRIPTION OF PROPERTY

Wuhan offices and facilities

Our principal executive offices and our facilities are located in Wuhan City, China.  The table below provides a general description of our facilities:

Location	Principal Activities	Area (sq. meters)	Lease Expiration Date
No.86, Nanhu Avenue, East Lake Development Zone, Wuhan, Hubei Province, PRC 430223	Principal Executive Office and Factory	36,000 square meters	N/A (provided by Wuhan Donghu New Technology Development Co., Ltd. at no charge)

18 Huaguang Blvd. Gaoke Tower, 12th Floor, Guandong Technology Area, Donghu Development District, Wuhan City, Hubei Province PRC 430040	Office	100 square meters	N/A (provided by Wuhan Donghu New Technology Development Co., Ltd. at no charge)

Our manufacturing facility and principal executive office is 36,000 square meters situated in the Donghu Development District, Wuhan, China. Only the state may own land in China, therefore we lease the land under our facility. There is no expiration date for the lease, which is provided free of charge by the Administrative Committee of Donghu Development District.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of October 2, 2009, for each of the following persons, prior to the transactions contemplated by the Exchange Agreement:

•	each of our directors and named officers prior to the Closing of the Exchange Agreement;

•	all of the directors and executive officers as a group prior to the Closing of the Exchange Agreement; and

•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.  Unless otherwise indicated, the address of each beneficial owner listed below is 1694 Falmouth Road, Suite 147 Centerville, Massachusetts 02632-2933. The percentage of class beneficially owned set forth below is based on 7,686,207 shares of common stock outstanding on October 2, 2009.

	Amount and
	Nature of
	Beneficial	Percentage of
Name and Address of Beneficial Owner (1)	Ownership	Common Stock(2)

John J. Lennon (3)	0	0%

Marcus Laun (4)	0	0%

Jimmy Soo (5)	1,701,207	22.13%

All directors and executive officers as a group (2 persons)	2	0%

(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.

(2)	Based on 7,686,207 shares of Common Stock outstanding.

(3)	Prior to the Exchange Transaction, Mr. John J. Lennon was the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director of the Company.

(4)	Mr. Marcus Laun is a director of the Company.

(5)	Mr. Jimmy Soo’s address is 36 Ecology Executive Townhomes, 1776 V. Cruz Extension, Makati City, Manila, Philippines.

Security Ownership After Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of October 30, 2009, for each of the following persons, after giving effect to the transaction under the Exchange Agreement and the Financing Transactions:

•	each of our directors and each of the named executive officers in the “Management—Executive Compensation” section of this report;

•	all directors and named executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock after the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.  Unless otherwise indicated, the address of each beneficial owner listed below is No.86, Nanhu Avenue, East Lake Development Zone, Wuhan, Hubei Province, China. The percentage of class beneficially owned set forth below is based on 58,970,015 shares of common stock outstanding on October 30, 2009.

	Common Stock Beneficially Owned
Incoming executive officers and directors:	Number of Shares beneficially owned (1)		Percentage of class beneficially owned after the Transaction (2)
Hou Tie Xin	17,765,757	(3)(10)	29.62%
Qi Na	2,590,705	(4)(10)	4.32%
Xu Jia Rong	2,130,855	(5)(10)	3.55%
Zhao Ying	1,554,423	(6)(10)	2.59%
Marcus Laun	0	(7)	-%
Tomas Lyrner	0		-%
Chris Walker Wadsworth	0	(8)	-%
All directors and executive officers as a group (7 persons)	24, 041,740		40.08%

5% Shareholders:
Bu Zheng Liang	3,231,904	(9)(10)	5.39%
Golden Wind Holdings Limited	32,383,808	(10)	54.0%
Ceyuan Ventures II, LP	6,018,125	(11)	10.04%
New Margin Growth Fund L.P.	6,250,000	(12)	10.42%

(1)
Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.  Unless otherwise indicated, the address for each of the named beneficial owners is: No.86, Nanhu Avenue, East Lake Development Zone, Wuhan, Hubei Province, China.

(2)	Based on 58,970,015 shares of Common Stock outstanding as of October 30, 2009, immediately after the closing of the Share Exchange Agreement.

(3)
Consists of 17,765,757 shares owned of record by BVI. BVI and Mr. Hou have entered into a Call Option Agreement pursuant to which Mr. Hou has the right to acquire all of such shares. BVI and Mr. Hou have also entered a Voting Trust Agreement, under which Mr. Hou has been appointed as voting trustee under a voting trust created with respect to all of such shares. Therefore, Mr. Hou may be deemed to be the sole beneficial owner of such shares.

(4)
Consists of 2,590,705 shares owned of record by BVI. BVI and Ms. Qi have entered into a Call Option Agreement pursuant to which Ms. Qi has the right to acquire all of such shares. BVI and Ms. Qi have also entered a Voting Trust Agreement, under which Ms. Qi has been appointed as voting trustee under a voting trust created with respect to all of such shares. Therefore, Ms. Qi may be deemed to be the sole beneficial owner of such shares.

(5)
Consists of 2,130,855 shares owned of record by BVI. BVI and Mr. Xu have entered into a Call Option Agreement pursuant to which Mr. Xu has the right to acquire all of such shares. BVI and Mr. Xu have also entered a Voting Trust Agreement, under which Mr. Xu has been appointed as voting trustee under a voting trust created with respect to all of such shares. Therefore, Mr. Xu may be deemed to be the sole beneficial owner of such shares.

(6)
Consists of 1,554,423 shares owned of record by BVI. BVI and Ms. Zhao have entered into a Call Option Agreement pursuant to which Ms. Zhao has the right to acquire all of such shares. BVI and Ms. Zhao have also entered a Voting Trust Agreement, under which Ms. Zhao has been appointed as voting trustee under a voting trust created with respect to all of such shares. Therefore, Ms. Zhao may be deemed to be the sole beneficial owner of such shares.

(7)	The address of Mr. Laun is c/o Wynston Hill Capital, 488 Madison Avenue 24th Floor, New York, NY 10022.

(8)	The address of Mr. Wadsworth is c/o Ceyuan Ventures, No. 25 Qinlao Hutong, Dongcheng District, Beijing 100009 PRC.

(9)
Consists of 3,231,904 shares owned of record by BVI. BVI and Mr. Bu have entered into a Call Option Agreement pursuant to which Mr. Bu has the right to acquire all of such shares. BVI and Mr. Bu have also entered into a Voting Trust Agreement, under which Mr. Bu has been appointed as voting trustee under a voting trust created with respect to all of such shares. Therefore, Mr. Bu may be deemed to be the sole beneficial owner of such shares.

(10)
The address of BVI is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The sole owner of BVI is Xu Hong Bing.  Through Call Option Agreements and Voting Trust Agreements, the beneficial owners of BVI are deemed to be Hou Tie Xin (29.62%), Bu Zheng Liang (5.39%), Qi Na (4.32%), Xu Jia Rong (3.55%), Wu Wei (3.50%), Zhao Ying (2.59%), Zuo Gang (1.88%), Zhang Wei Jun (1.78%) and He Zuo Zhi (1.36%). As such, they are deemed to have or share investment control over BVI’s portfolio. The numbers of shares of GC China Turbine Corp’s common stock reported herein as beneficially owned by Mr. Hou, Mr. Bu, Ms. Qi, Mr. Xu, Mr. Wu, Ms. Zhao, Mr. Zuo, Mr. Zhang and Mr. He are held by BVI, which they in turn own indirectly through their respective ownership of BVI.

(11)	The address of Ceyuan Ventures II, LP is No. 25 Qinlao Hutong, Dongcheng District, Beijing 100009 PRC.

(12)	The address of New Margin Growth Fund L.P. is Villa #3, Radisson Xingguo Hotel, 78 Xingguo Road, Shanghai 200052 PRC.

DIRECTORS AND EXECUTIVE OFFICERS

Appointment of New Directors and Officers

In connection with the Exchange Transaction, we agreed to appoint Hou Tie Xin, Qi Na and Xu Jia Rong to our board of directors effective September 4, 2009 and to appoint Chris Walker Wadsworth as an additional director at the Closing of the Exchange Transaction.  Marcus Laun remains as a member of the board of directors.  On August 25, 2009, we filed with the Securities and Exchange Commission and transmitted to holders of record of our securities the information required by Rule 14f-1 of the Securities Exchange Act of 1934.

Furthermore, concurrent with the Closing of the Exchange Transaction, John J. Lennon resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and director.  Immediately following the resignation of Mr. Lennon, we appointed 3 new executive officers. Descriptions of our newly appointed directors and officers can be found below in the section titled “Current Management.”

Current Management

The following table sets forth certain information for each officer and director of the Company after the Closing Date.

Name	Age	Position	Since
Hou Tie Xin	52	Chairman of the Board	2009
Qi Na	53	Chief Executive Officer, Director	2009
Zhao Ying	31	Chief Financial Officer	2009
Tomas Lyrner	52	Chief Technology Officer	2009
Xu Jia Rong	46	Director	2009
Marcus Laun	40	Director	2009
Chris Walker Wadsworth	40	Director	2009

Mr. Hou Tie Xin is the founder, Chairman of the Board and General Manager of Wuhan Guoce Electric Power New Technology Co., Ltd., which was established in 1995.  Since inception of Wuhan Guoce, Mr. Hou has overseen the acquisition of over ten subsidiaries and has been awarded the title of “Outstanding Entrepreneur” by the municipal government.  Mr. Hou is a nationally renowned power expert and is a professor of engineering.  Mr. Hou has obtained more than 20 patents for his inventions in connection with his research and development of energy technology.  Mr. Hou is a member of the China Standardization Committee and is an author of China’s Power Quality Standards.  Mr. Hou is also a member of the International Electrotechnical Commission (“IEC”) and attended the 2007 IEC Assembly in Tokyo as the leader of the Chinese delegation.   Mr. Hou obtained his Bachelor of Engineering degree in Power System and Automation from Wuhan University in 1982 and a Masters degree in Power Automation from Huazhong University of Science & Technology in 1990.

Ms. Qi Na has been General Manager of Wuhan Guoce Nordic New Energy Corp. since 2006.  From 2004, Ms. Qi was General Manager of Wuhan Guoce Power Investment Corp. as well as Vice General Manager of Wuhan Guoce Science & Tech Corp.  In 1999, Ms. Qi founded and was General Manager of Hubei TaiKang Engineering Tech Corp.  From 1993 to 1999, she worked at Hubei International Financial Technology Consultation Corp., Hubei ChangJiang HePingShiYe Corp., and Wuhan Machine Bidding Corp.  From 1972 to 1992, Ms. Qi worked at YiChang 403 factory and 461 factory in various departments, including, youth union, cadre, repair, drive workshop, quality control and energy.  Ms. Qi obtained a Bachelor of Engineering degree specializing in Marine Power Plant from Shanghai Jiaotong University in 1978.

Ms. Zhao Ying has been Chief Financial Officer of Wuhan Guoce Nordic New Energy Corp. since 2006.  Ms. Zhao is responsible for financing and investment and she is also responsible for all communications with the government.  Ms. Zhao has been with Wuhan Guoce since 1999 in various positions, such as Assistant of Marketing, Vice Manager of the sales division, Vice Manager of the engineering division, General Manager of the office and Secretary of the board.  In 1999, Ms. Zhao obtained a Bachelors degree in management and law from Wuhan Hydro Power University and University.  In 2006, Ms. Zhao obtained a Masters degree in Finance from Wuhan University.

Mr. Tomas Lyrner has been serving as the Chief Technology Officer of Wuhan Guoce Nordic New Energy Co., Ltd. since 2006. Mr. Lyrner began his professional career at a Danish wind turbine manufacturer named NEG Micon (later merged into Vestas) in 1985. His main responsibilities were research and development, design and calculations.  He was closely involved with the development of a Danish 3-bladed 200 kilowatt wind turbine of which 50-60 machines was produced.   From the beginning of 1990 to 1999, Mr. Lyrner worked at the consultant company AF-Industriteknik where he was highly involved in the design and development of the 2 Nordic Windpower prototype wind turbines with the generator power of 400 and 1000 kilowatts.  Mr. Lyrner designed and calculated wind turbine offshore foundations for the company Vindkompaniet of which 5 wind turbines were installed and still operating 4 kilometers outside of Nasudden, Gotland, Sweden.  From 1999-2004, he was Chief Technology Officer of Nordic Windpower USA, Inc. working with modification and adoption to serial production of the Nordic 1000, 1MW wind turbine prototype.  He was also responsible for design approval against the Det Norske Veritas.  Since 2004, Mr. Lyrner has had his own consultant firm named Wind Engineering Consultant (“WEC”).  WEC has acted as assistant and advisor for EON Sweden (a European power company) regarding a large wind power offshore project.  WEC has also designed docking system for offshore wind turbines and conducted conceptual studies leading to the final layout of 6MW offshore wind turbines through dynamic simulations by means of VIDYN software.  Mr. Lyrner received his Masters in Mechanical Engineering from the Royal Institute of Technology of Stockholm Sweden in 1984.

Mr. Xu Jia Rong currently serves as Executive Deputy General Manager of Wuhan Guoce Science & Tech Corp. responsible for daily management of the company and has served as Chief Engineer at Wuhan Guoce since 1996. From 1992 through 1996, Mr. Xu served as project leader in Wuhan Hongshan Electrician Technical research institute monitoring the labor project group, the primary cognizance automobile electron ignition project research and development group and the supervisory system research and development group.  From 1982 through 1992, Mr. Xu taught at Wuhan Water Conservation Electric Power Institute. Mr. Xu has extensive management experience, and is a power expert in research and development of substation automation and computer-based relay protection. In 1998, his “35kV Substation Integrated Automation System of GCSIA Type” project was awarded the second prize of Scientific and Technological Progress Prize by Shaanxi Power Company. In 1999, his "35kV Substation Integrated Automation System of GCSIA Type" project was awarded the second prize of Scientific and Technological Progress Prize by Wuhan municipal government. In 1999 his "GCVQC Volt\Var Control Devices” project was awarded the third prize of Scientific and Technological Progress Prize by Wuhan municipal government. He took part in all these projects and worked as the main director. Mr. Xu obtained a Bachelor of Engineering degree from Wuhan University in Hydraulic and Electric Engineering in 1982 and a specialized Masters degree in Power System Automation from Wuhan Water Conservation Electric Power University in 1987.

Mr. Marcus Laun currently is a senior banker at Wynston Hill Capital, LLC where he is responsible for all aspects of capital raising and advisory engagements for micro- and small-cap ventures.  From 2004 through 2008, Mr. Laun held various positions at Knight Capital Group including serving as managing director and director.  From 2000-2004, Mr. Laun was founder and Chief Executive Officer of Hype (USA) Inc. which controlled the exclusive rights to HYPE Energy Drink in North America.  Prior to this, Mr. Laun was a Vice President of corporate finance at Brean Murray & Co., Inc. and a research analyst at Greenwich High Yield LLC and Mendham Capital Group LLC.  Mr. Laun received a Masters in Business Administration degree from Columbia Business School and received a Bachelor of Science degree from Cornell University.

Mr. Chris Walker Wadsworth is one of the founding partners of Ceyuan Ventures. He was a co-founder and managing director at Manitou Ventures from 2001 to 2004. Before that, he worked as the vice president of corporate development and product manager for Atom Shockwave from 1999. Mr. Wadsworth accumulated rich experience in finance and investment industry through working for Fleet Bank, Montgomery Securities and Macro-media from 1992 to 1998. Mr. Wadsworth received a Bachelor’s degree from Williams College a Masters in Business Administration degree from University of Chicago.

Family Relationships

There are no family relationships between or among any of our directors, executive officers and incoming directors or executive officers.

Involvement in Certain Legal Proceedings

There has been a legal proceeding threatened against GC China Turbine in connection with trademark infringement, trademark dilution, unfair competition and trade dress infringement, see “Legal Proceedings.”

 Board of Directors

Prior to the Exchange Transaction, our board of directors was composed of two members, John J. Lennon and Marcus Laun.  All members of our board of directors serve in this capacity until their terms expire or until their successors are duly elected and qualified.  Our bylaws provide that the authorized number of directors will be not less than one.

In connection with the Exchange Transaction, we have agreed to elect Hou Tie Xin, Qi Na and Xu Jia Rong as directors and such directors were appointed on September 4, 2009.  Hou Tie Xin was elected as the Chairman of our board of directors.  In this capacity Mr. Hou will be responsible for meeting with our Chief Financial Officer to review financial and operating results, reviewing agendas and minutes of board and committee meetings, and presiding at the meetings of the board of directors.  At the Closing of the Exchange Transaction, Chris Walker Wadsworth was appointed as a director.  On August 25, 2009, we filed with the Securities and Exchange Commission and transmitted to holders of record of our securities the information required by Rule 14(f)-1 of the Securities Exchange Act of 1934.

Board Committees; Director Independence

As of this date, our board of directors has not appointed an audit committee or compensation committee; however, we are not currently required to have such committees.  The functions ordinarily handled by these committees are currently handled by our entire board of directors.  Our board of directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

As of this date, we appointed 2 independent directors and 3 non-independent directors to our board of directors.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees, including our chief executive officer, senior executive officers, principal accounting officer, and other senior financial officers. A copy of our code of ethics will be provided to any person without charge, upon written request sent to us at our offices located at No.86, Nanhu Avenue, East Lake Development Zone, Wuhan, Hubei Province, China.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Director Compensation

Currently, we do not pay any compensation to members of our board of directors for their service on the board.  However, we intend to review and consider future proposals regarding board compensation.

Executive Compensation

Former Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 2008 by the former Chief Executive Officer, Chief Financial Officer and each of our other two highest paid executives of our predecessor, if any, of GC China Turbine whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2008.
SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

John J. Lennon, outgoing CEO, CFO, President, Secretary, Treasurer and director (1)	2008	0	0	0	0	0	0	0	0

(1)
Mr. John J. Lennon became the Company’s President, Chief Executive Officer, Secretary Chief Financial Officer, Treasurer and director on April 30, 2009, and he will resign from all of these positions effective as of the Closing of the Exchange Transaction.

Incoming Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from GC Nordic during the fiscal year ended December 31, 2008 by the incoming Chief Executive Officer, Chief Financial Officer and each of the other two highest paid executives, if any, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensa- Tion Earnings ($)	All Other Compensa- tion ($)	Total ($)
Qi Na, incoming CEO (1)	2008	9,587	0	0	0	0	0	0	9,587

Zhao Ying, incoming CFO (2)	2008	8,027	0	0	0	0	0	0	8,027

(1)
Ms. Qi Na is our incoming Chief Executive Officer and will take her office concurrently with Mr. Lennon's resignation.  Salary and other annual compensation paid to Ms. Qi are from GC Nordic an d are expressed in U.S. dollars based o the interbank exchange rate of RMB 6.8346 for each US$ 1.00, on December 31, 2008.

(2)
Ms. Zhao Ying is our incoming Chief Financial Officer and will take her office concurrently with Mr. Lennon's resignation.  Salary and other annual compensation paid to Ms. Zhao are from GC Nordic an d are expressed in U.S. dollars based o the interbank exchange rate of RMB 6.8346 for each US$ 1.00, on December 31, 2008.

None of our executive officers received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

 Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

GC Nordic entered into employment agreements with Mr. Hou Tie Xin, Ms. Qi Na, Ms. Zhao Ying and Mr.  Xu Jia Rong on September 30, 2009 (each an “Employment Agreement,” and together the “Employment Agreements”).  The following are summaries of the Employment Agreements with the above-mentioned officers and directors.

GC Nordic entered into an Employment Agreement with Mr. Hou Tie Xin on September 30, 2009.  Effective September 30, 2009, Mr. Hou was appointed Chairman of GC Nordic, and his basic annual salary is RMB 300,000 or approximately US$ 43,924 per year (the “Base Salary”). GC Nordic’s salary shall be payable by GC Nordic in regular installments in accordance with GC Nordic’s general payroll practices. GC Nordic shall also purchase social insurances and provide welfare and benefits to Mr. Hou according to the applicable labor laws and regulations.  In addition, the Board may award Mr. Hou a bonus of up to 25% of his Base Salary during his employment period according to degree of GC Nordic’s accomplishment of certain financial targets established annually by GC Nordic.

GC Nordic entered into an Employment Agreement with Ms. Qi Na on September 30, 2009. Effective September 30, 2009, Ms. Qi Na was appointed the General Manager of GC Nordic and her total annual salary is RMB 200,000 or approximately US$ 29,283 per year. Ms. Qi’s salary shall be payable by GC Nordic in regular installments in accordance with GC Nordic’s general payroll practices. GC Nordic shall also purchase social insurances and provide welfare and benefits to Ms. Qi according to the applicable labor laws and regulations. In addition, the Board may award Ms. Qi a bonus of up to 25% of her Base Salary during her employment period according to the degree of GC Nordic’s accomplishment of certain financial targets established annually by GC Nordic.

GC Nordic entered into an Employment Agreement with Ms. Zhao Ying on September 30, 2009. Effective September 30, 2009, Mr. Zhao Ying was appointed the Chief Financial Officer of GC Nordic and her total annual salary is RMB 150,000 or approximately US$ 21,962 per year. Ms. Zhao’s salary shall be payable by GC Nordic in regular installments in accordance with GC Nordic’s general payroll practices. GC Nordic shall also purchase social insurances and provide welfare and benefits to Ms. Zhao according to the applicable labor laws and regulations. In addition, the Board may award Ms. Zhao a bonus of up to 25% of her Base Salary during her employment period according to the degree of GC Nordic’s accomplishment of certain financial targets established annually by GC Nordic.

GC Nordic entered into an Employment Agreement with Mr. Xu Jia Rong on September 30, 2009. Effective September 30, 2009, Mr. Xu Jia Rong was appointed the Deputy General Manager of GC Nordic and his total annual salary is RMB 15,000 or approximately US$ 2,196 per year. GC Nordic’s salaries shall be payable by GC Nordic in regular installments in accordance with the GC Nordic’s general payroll practices. GC Nordic shall also purchase social insurances and provide welfare and benefits to Mr. Xu according to the applicable labor laws and regulations. In addition, the Board may award Mr. Xu a bonus of up to 25% of his Base Salary during his employment period according to degree of GC Nordic’s accomplishment of certain financial targets established annually by GC Nordic.

All of the above-described Employment Agreements will be effective from September 30, 2009 to the fifth anniversary date (the “Initial Employment Period”), and all of them shall automatically be renewed on their respective original terms and conditions as modified from time to time by the officers and directors and GC Nordic for additional one-year periods as soon as the expiration of the Initial Employment Period. GC Nordic may terminate the employment of the officers and directors  before his or her employment periods expires if  such officers and directors materially violates GC Nordic’s rules or policies, negligently causes substantial damage or adverse effect to GC Nordic’s interests, or is charged or convicted with criminal liabilities. The officers and directors agree that during their employment periods and anytime thereafter that they shall not to disclose any confidential information, including those received from third parties, to unauthorized person or use for his or her own account without prior written consent(s) from the appropriate authorities, unless the confidential information becomes generally known to and available for use by the public or is required to be disclosed by law or court order.  In addition, the officers and directors agree to make prompt and full disclosure to GC Nordic or its affiliates of his or her obtaining ownership of intellectual properties during his or her employment period and one year thereafter in connection with the business of GC Nordic or its affiliates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Related Party Transactions

During the fiscal year ended December 31, 2007, we received US$ 26,993 pursuant to advances from Jimmy Soo, our former director, President and Chief Executive Officer, and US$ 38,500 in capital contributions in the form of expenses for the Company. The advances are unsecured, bear no interest and do not have any specific terms of repayment.

During the quarter ended March 31, 2009, we received further advances from Mr. Soo amounting to US$ 12,310. On April 30, 2009, the amounts due, totaling US$ 39,303, were assigned to a third party for no consideration.

Guoce Science and Technology, Luckcharm and GC Nordic are subject to common control as the sole majority shareholder is the Chairman of the board of directors for both companies. Luckcharm and GC Nordic had US$ 444,786 and US$ 92,511 due from Guoce Science and Technology as of June 30, 2009 and December 31, 2008, respectively. The amount due from Guoce Science and Technology does not bear interest as it is short term in nature.

On May 22, 2009, GC Nordic entered into a promissory note in favor of Nordic Turbines, in the principal amount of US$1 million. On the same day, Nordic Turbines wired the US$ 1 million to BVI, a company controlled 100% by the Chairman of GC Nordic due to the fact that BVI and Luckcharm were not yet incorporated. This was recorded as an amount due from a related party as of June 30, 2009.  Subsequently, on July 28, 2009, Luckcharm received the proceeds from the related party.

LEGAL PROCEEDINGS

Nordic Windpower USA, Inc. ("Nordic Windpower") has threatened to commence a lawsuit against us by filing a complaint against Nordic Turbines, Inc. in the U.S. District Court for the Northern District of California on August 11, 2009, alleging trademark infringement, trademark dilution, unfair competition and trade dress infringement. To date, we have not been served with this complaint. The complaint states that Nordic Windpower seeks to enjoin us from using the mark "Nordic Turbines" and to take any corrective action related to our use, recover damages sustained from our use of the mark "Nordic Turbines" and to obtain a judgment against us because we allegedly competed unfairly under the California Business and Professions Code.  We have substantially complied with all of Nordic Windpower's requests related it its claims, including changing our name to "GC China Turbine Corp." on September 14, 2009.  We have had and will continue to have meaningful discussions with Nordic Windpower to resolve any remaining claims it may assert.  However, we believe that any such remaining claims will be resolved amicably and in the near future.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange.  Our common stock is traded over-the-counter on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “GCHT”.  Our common stock has been trading on the OTCBB since May 15, 2009 and the following table sets forth the high and low bid information for our common stock for the quarters ended June 30, 2009 and September 30, 2009, as reported by the OTCBB.  The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

	Low	High
2009
Quarter ended June 30, 2009	$0.00	$1.11
Quarter ended September 30, 2009	$0.93	$1.50

As of October 28, 2009, the closing sales price for shares of our common stock was $2.65 per share on the OTCBB.

Holders

As of October 29, 2009, there were approximately 32 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent.  Our transfer agent is Holladay Stock Transfer Inc.  The transfer agent’s address is 2939 N 67th Place Suite C, Scottsdale, AZ 85251and its phone number is (480) 481-3970.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction.  This description is only a summary.  You should also refer to our articles of incorporation, bylaws and articles of amendment which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.  We do not have any preferred stock.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights.  Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of our liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Warrants

In connection with the Equity Financing, the Company will issue warrants to Investors, Clarus and certain other placement agents, with each warrant having an exercise price of US$1.00 per share and being exercisable at any time within 3 years from the date of issuance.  The warrant has a cashless exercise provision that allows the holder, in its sole discretion, to exercise the warrant in whole or in part in lieu of making the cash payment.  The warrant also has a provision which limits the warrant holder’s right to exercise the warrant if such exercise would result in the holder beneficially owning in excess of 5% of the then current issued and outstanding shares of the Company’s common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, GC China Turbine has adopted the following indemnification provisions in its Bylaws for its directors and officers:

Every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture. trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

In addition to the above, each of our directors has entered into an indemnification agreement with us.  The indemnification agreement provides that we shall indemnify the director against expenses and liabilities in connection with any proceeding associated with the director being our director to the fullest extent permitted by applicable law, our Articles of Incorporation and our Bylaws.

Item 3.02	Unregistered Sales of Equity Securities

As more fully described in Items 1.01 and 2.01 above, in connection with the Exchange Agreement, on the Closing Date, we issued 32,383,808 shares of our common stock to the BVI in exchange for 100% of the capital stock of Luckcharm. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.  The issuance of the common stock to the BVI pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof.  We made this determination based on the representations of the sole shareholder of BVI which included, in pertinent part, that such shareholder was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such shareholder was acquiring our common stock, for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such shareholder understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Between October 5, 2009 and October 30, 2009, the Company entered into Securities Purchase Agreements with  the Investors, pursuant to which the Investors purchased up to 6,400,000 shares of restricted common stock of the Company, at a purchase price of $1.25 per share for an aggregate offering price of up to US$ 8,000,000. Additionally, the Company issued warrants to each Investor in an amount equal to 10% of the number of shares that an Investor purchased and an aggregate of 560,000 warrants to advisors and placement agents, with each warrant having an exercise price of $1.00 per share and being exercisable at any time within 3 years from the date of issuance.   On October 30, 2009, the Company entered into a Note Purchase Agreement with Clarus whereby Clarus agreed to loan US $1,000,000 to the Company upon the effective date of delivery of 20 wind turbine systems by GC Nordic to its customers.  The loan will be in the form of a convertible promissory note which shall bear interest at a rate of 1% per month (the "Note"), and have a maturity date of 2 years from the date of issuance of the Note. Additionally, the principal and accrued interest underlying the Note (the "Debt") may be converted by Clarus at $2.00 per share into shares of common stock of the Company at any time prior to the maturity date. If the Debt is not repaid by the Company 6 months from the date of issuance of the Note, the Company may at its option, convert the Debt at $2.00 per share into shares of its common stock anytime after such 6-month period.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. The Company made this determination based on the representations of Investors, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such Investor was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Investor understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On June 8, 2009, we issued convertible promissory notes to certain foreign accredited investors for aggregate proceeds of US$ 1,015,000.  The amount is unsecured and is due on demand.  The principal amount bears interest at 1% per month calculated monthly and payable on demand.   At any time that the principal and interest shall remain outstanding, the lender has the right to convert such principal and interest to shares of our common stock at US$ 1.00 per share or at such price and on such terms as being offered to investors at the time of conversion.  We offered and sold the convertible notes in reliance on Section 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to "accredited" investors under state securities laws.

On June 9 2009, we issued a convertible promissory note to a foreign accredited investor for proceeds of US$ 11,750.  The amount is unsecured and is due on demand.  The principal amount bears interest at 6% per annum calculated and payable on demand.   At any time that the principal and interest shall remain outstanding, the lender has the right to convert such principal and interest to shares of our common stock at such price and on such terms as being offered to investors at the time of conversion.  We offered and sold the convertible note in reliance on Section 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to "accredited" investors under state securities laws.

On July 9, 2009, we issued a convertible promissory note to a foreign accredited investor for proceeds of US$ 5,000.  The amount is unsecured and is due on demand.  The principal amount bears interest at 6% per annum calculated and payable annually.   At any time that the principal and interest shall remain outstanding, the lender has the right to convert such principal and interest to shares of our common stock at such price and on such terms as being offered to investors at the time of conversion.  We offered and sold the convertible note in reliance on Section 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to "accredited" investors under state securities laws.

On July 31, 2009, we issued convertible promissory notes to certain foreign accredited investor for proceeds of US$ 10,000,000.  The notes bear interest at 6% per annum calculated annually. Upon closing of certain agreements, the principal and accrued interest will automatically be converted into shares of common stock of the Company, at a rate of US$ 0.80 per share.  We offered and sold the convertible notes in reliance on Section 506 of Regulation D and/or Regulation S of the Securities Act, and comparable exemptions for sales to "accredited" investors under state securities laws.

Item 5.01	Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on October 30, 2009, in a voluntary share exchange transaction, we acquired a business engaged in the manufacturing of 2-bladed wind turbines in China, by executing the Exchange Agreement by and among the Company, BVI, Luckcharm and GC Nordic. GC China Turbine owns 100% of the equity in Luckcharm.  In turn, Luckcharm owns 100% of the equity in GC Nordic.

Under the Exchange Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of Luckcharm through the issuance of 32,383,808 shares of our common stock to the BVI and US$ 10,000,000 in previously issued convertible promissory notes converted into 12,500,000 shares of the Company’s common stock.  Immediately prior to the Exchange Transaction, we had 7,686,207 shares of common stock issued and outstanding.  Immediately after the issuance of the shares to the BVI Shareholders, we had 52,570,015 shares of common stock issued and outstanding.  As a result of this Exchange Transaction, Luckcharm became our wholly owned subsidiary.

Following the Exchange Transaction, we had a total of 58,970,015 shares of common stock issued and outstanding.

In connection with this change in control, and as explained more fully in Item 5.02 below, effective October 30, 2009, John J. Lennon resigned as our Chief Executive Officer, Chief Financial Officer President, Secretary, Treasurer and director, and we appointed new officers and directors. The appointments of the new officers and directors shall be effective concurrently with the Closing of the Exchange Transaction.  On August 25, 2009, we filed with the Securities and Exchange Commission and transmitted to holders of record of our securities the information required by Rule 14(f)-1 of the Securities Exchange Act of 1934.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Items 1.01, 2.01 and 5.01 above, On October 30, 2009 in a voluntary share exchange transaction, we acquired a business specializing in the manufacturing of 2-bladed wind turbines in China, by executing the Exchange Agreement by and among the Company, BVI, Luckcharm and GC Nordic.  The Closing of this transaction occurred on October 30, 2009.  Reference is made to the disclosures set forth under Items 1.01, 2.01 and 5.01 of this Form 8-K, which disclosures are incorporated herein by reference.

Resignation of Officers and Directors

Effective October 30, 2009, John J. Lennon resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and director.

Appointment of Officers

Effective on the Closing Date, the following persons were appointed as our newly appointed executive officers (individually, a “New Officer” and collectively, the “New Officers”):

Name	Age	Position
Qi Na	53	Chief Executive Officer
Zhao Ying	31	Chief Financial Officer
Tomas Lyrner	52	Chief Technology Officer

There are no family relationships among any of our officers or directors.  None of the New Officers currently has an employment agreement with the Company.  Other than the Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of US$ 120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the New Officers had or will have a direct or indirect material interest.  Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Officers is a party or in which any New Officer participates that is entered into or material amendment in connection with our appointment of the New Officers, or any grant or award to any New Officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officers.

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

 Appointment of Directors

Marcus Laun shall remain as a director of the Company after the Closing of the Exchange Transaction.  In connection with the Exchange Transaction, we agreed to appoint Hou Tie Xin, Qi Na and Xu Jia Rong as directors on September 4, 2009 and to appoint Chris Walker Wadsworth as a member of our board of directors at the Closing of the Exchange Transaction (individually, a “New Director” and collectively, the “New Directors”):

Name	Age	Position
Hou Tie Xin	52	Chairman of the Board
Qi Na	53	Director
Xu Jia Rong	46	Director
Chris Walker Wadsworth	40	Director

The appointments of the Hou Tie Xin, Qi Na and Xu Jia Rong were effective on September 4, 2009 and the appointment of Chris Walker Wadsworth shall be effective concurrently with the Closing of the Exchange Transaction.  We file with the Securities and Exchange Commission and transmitted to holders of record of our securities the information required by Rule 14(f)-1 of the Securities Exchange Act of 1934 on August 25, 2009.

There are no family relationships among any of our officers or directors.  None of the New Directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the board of directors.  Other than the Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the New Directors had or will have a direct or indirect material interest.  Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Directors is a party or in which any New Director participates that is entered into or material amendment in connection with our appointment of the New Directors, or any grant or award to any New Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Directors.

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

Item 5.06	Change in Shell Company Status.

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  From and after the Closing of the transactions under these agreements, our primary operations consist of the business and operations of GC China Turbine Group, which are conducted by GC Nordic in China.  Accordingly, we are disclosing information about GC China Turbine Group’s business, financial condition, and management in this Form 8-K.

Item 9.01	Financial Statement and Exhibits.

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  As a result of the closing of the voluntary share exchange transaction, our primary operations consist of the business and operations of the GC China Turbine Group, which are conducted by GC Nordic in China.  In the voluntary share exchange transaction, GC China Turbine is the accounting acquiree and Luckcharm is the accounting acquirer.  Accordingly, we are presenting the financial statements of Luckcharm and its consolidated entities.

(a)           Financial Statements of the Business Acquired

The audited consolidated financial statements of Luckcharm for the year ended December 31, 2008 and the unaudited consolidated financial statements for the six months ended June 30, 2009, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.2 of this Form 8-K.

(b)           Pro Forma Financial Information

Incorporated by reference to Exhibit 99.3 attached hereto.

(c)           Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Share Exchange Agreement dated September 30, 2009 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on October 6, 2009)
3.1	Corporate Charter dated August 25, 2006(incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed on March 29, 2007)
3.2	Articles of Incorporation dated August 25, 2006 (incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed on March 29, 2007)
3.3	Certificate of Correction dated August 31, 2006 (incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed on March 29, 2007)
3.4	By-laws dated September 6, 2006 (incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed on March 29, 2007)
3.5	Certificate of Change dated May 18, 2009 (incorporated by reference from Registrant’s Current Report on Form 8-K filed on May 20, 2009)
3.6	Amendment to the Articles of Incorporation on June 11, 2009 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on June 15, 2009)
3.7	Amendment to the Articles of Incorporation on September 8, 2009 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 14, 2009)
4.1	Form of Stock Specimen (incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed on March 29, 2007)
10.1	Transfer Agent and Registrar Agreement dated October 20, 2006 (incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed on March 29, 2007)
10.2	Loan Agreement between Registrant and Jimmy Soo dated March 26, 2007 (incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed on March 29, 2007)
10.3	Deed between EGM Resources Inc. and Registrant dated March 4, 2007 (incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed on March 29, 2007)
10.4	Binding Letter of Intent dated July 31, 2009 (incorporated by reference from Registrant’s Current Report on Form 8-K filed August 3, 2009)
10.5
Amended and Restated Convertible Promissory Note in favor of New Margin Growth Fund L.P. dated July 31, 2009 (incorporated by reference from Registrant’s Current Report on Form 8-K filed August 3, 2009)

10.6	Convertible Promissory Note in favor of New Margin Growth Fund L.P. dated July 31, 2009 (incorporated by reference from Registrant’s Current Report on Form 8-K filed August 3, 2009)
10.7	Convertible Promissory Note in favor of Ceyuan Ventures II, L.P. dated July 31, 2009 (incorporated by reference from Registrant’s Current Report on Form 8-K filed August 3, 2009)
10.8	Convertible Promissory Note in favor of Ceyuan Ventures Advisors Fund II, LLC dated July 31, 2009 (incorporated by reference from Registrant’s Current Report on Form 8-K filed August 3, 2009)
10.9	Promissory Note in favor of GC China Turbine Corp. by Luckcharm Holding Limited dated July 31, 2009 (incorporated by reference from Registrant’s Current Report on Form 8-K filed August 3, 2009)
10.10	Amended and Restated Agreement dated July 31, 2009 (incorporated by reference from Registrant’s Quarterly Report on Form 10-Q filed August 14, 2009)
10.11	Form of Securities Purchase Agreement (incorporated herein)
10.12	Form of Investors Right Agreement (incorporated herein)
10.13	Form of Registration Rights Agreement (incorporated herein)
10.14	Form of Make Good Escrow Agreement (incorporated herein)
10.15	Form of Convertible Promissory Note (incorporated herein)
10.16	Form of Note Purchase Agreement (incorporated herein)
10.17	Form of Lockup Agreement (incorporated herein)
10.18	Form of Indemnification Agreements (incorporated herein)
10.19	Form of Warrant (incorporated herein)
14.1	Amended and Restated Code of Ethics (incorporated by reference from Registrant’s Current Report on Form 8-K filed on September 8, 2009)
99.1	Audit Committee Charter (incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed on March 29, 2007)
99.2	Luckcharm Audited and Unaudited Financial Statements (incorporated herein)
99.3	Pro Forma Financial Statements (incorporated herein)
99.4	Form of Employment Agreement (incorporated herein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GC China Turbine Corp.

Dated: November 5, 2009	By:	/s/ Qi Na
Qi Na
Chief Executive Officer